Exhibit 2.1

              ------------------------------------------------


                        AGREEMENT AND PLAN OF MERGER

                                   Among

                       CHRIS-CRAFT INDUSTRIES, INC.,

                       THE NEWS CORPORATION LIMITED,

                     NEWS PUBLISHING AUSTRALIA LIMITED,

                                    and

                       FOX TELEVISION HOLDINGS, INC.

                        Dated as of August 13, 2000


              ------------------------------------------------




                             TABLE OF CONTENTS

                                                                          Page

                                 ARTICLE I

                                 THE MERGER

Section 1.1    The Merger....................................................2
Section 1.2    Effect on Securities..........................................3
Section 1.3    Share Election................................................8
Section 1.4    Allocation and Proration.....................................11
Section 1.5    Exchange of Certificates.....................................14
Section 1.6    Transfer Taxes; Withholding..................................17
Section 1.7    Stock Options and Other Stock................................18
Section 1.8    Lost Certificates............................................20
Section 1.9    Dissenting Shares............................................20
Section 1.10   Merger Closing...............................................20

                                 ARTICLE II

                         THE SURVIVING CORPORATION

Section 2.1    Certificate of Incorporation.................................21
Section 2.2    By-laws......................................................21
Section 2.3    Officers and Board of Directors..............................21

                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1    Organization and Qualification; Subsidiaries.................22
Section 3.2    Restated Certificate of Incorporation and By-Laws............23
Section 3.3    Capitalization...............................................23
Section 3.4    Authority Relative to Agreement..............................25
Section 3.5    No Conflict; Required Filings and Consents...................26
Section 3.6    Permits and Licenses; Contracts; Compliance with Laws........27
Section 3.7    SEC Reports..................................................30
Section 3.8    Absence of Certain Changes or Events.........................31
Section 3.9    Absence of Litigation........................................31
Section 3.10   Employee Benefit Plans.......................................32
Section 3.11   Labor Matters................................................35
Section 3.12   Environmental Matters........................................35
Section 3.13   Trademarks, Patents and Copyrights...........................37
Section 3.14   Taxes........................................................38
Section 3.15   Tax Matters..................................................40
Section 3.16   Title to Properties; Assets..................................40
Section 3.17   Year 2000 Compliance.........................................41
Section 3.18   Opinion of Financial Advisors................................42
Section 3.19   Vote Required................................................42
Section 3.20   Brokers......................................................42
Section 3.21   State Takeover Statutes......................................42
Section 3.22   BHC and UTV..................................................42

                                 ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BUYER

Section 4.1    Organization and Qualification; Subsidiaries.................44
Section 4.2    Charter Documents............................................45
Section 4.3    Capitalization...............................................45
Section 4.4    Authority Relative to Agreement..............................46
Section 4.5    No Conflict; Required Filings and Consents...................47
Section 4.6    Permits and Licenses.........................................48
Section 4.7    Buyer SEC/ASX Reports........................................48
Section 4.8    Absence of Certain Changes or Events.........................49
Section 4.9    Tax Matters..................................................49
Section 4.10   Brokers......................................................49
Section 4.11   Interim Operations of Acquisition Sub........................49

                                 ARTICLE V

                   CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1    Conduct of Business by the Company Pending the Merger........50
Section 5.2    Prior Preferred Stock........................................54
Section 5.3    FCC Matters..................................................54
Section 5.4    Certain Tax Matters..........................................55

                                 ARTICLE VI

                           ADDITIONAL AGREEMENTS

Section 6.1    Registration Statement; Proxy Statement......................55
Section 6.2    Stockholders' Meetings; Approvals............................58
Section 6.3    Appropriate Action; Consents; Filings........................58
Section 6.4    Access to Information; Confidentiality.......................61
Section 6.5    No Solicitation of Competing Transactions....................62
Section 6.6    Directors' and Officers' Indemnification and Insurance.......63
Section 6.7    Notification of Certain Matters..............................66
Section 6.8    Tax Matters..................................................66
Section 6.9    Stock Exchange Listing.......................................67
Section 6.10   Public Announcements.........................................67
Section 6.11   Affiliates of the Company....................................68
Section 6.12   Employee Matters.............................................68
Section 6.13   Letters of the Company's Accountants.........................70
Section 6.14   Letters of Buyer's Accountants...............................70
Section 6.15   [INTENTIONALLY OMITTED]......................................71
Section 6.16   Other Merger Agreements......................................71
Section 6.17   Employee Solicitation........................................71
Section 6.18   Post-Closing Covenant of Buyer...............................71
Section 6.19   Form of Merger...............................................72
Section 6.20   Obligations of FTH...........................................73

                                ARTICLE VII

                          CONDITIONS TO THE MERGER

Section 7.1    Conditions to the Obligations of Each Party..................73
Section 7.2    Conditions to the Obligations of Buyer.......................75
Section 7.3    Conditions to the Obligations of the Company.................76

                                ARTICLE VIII

                     TERMINATION, AMENDMENT AND WAIVER

Section 8.1    Termination..................................................77
Section 8.2    Effect of Termination........................................78
Section 8.3    Amendment....................................................79
Section 8.4    Waiver.......................................................79
Section 8.5    Expenses.....................................................79

                                 ARTICLE IX

                             GENERAL PROVISIONS

Section 9.1    Non-Survival of Representations, Warranties and
                 Agreements.................................................80
Section 9.2    Notices......................................................80
Section 9.3    Interpretation, Certain Definitions..........................81
Section 9.4    Severability.................................................82
Section 9.5    Entire Agreement; Assignment.................................83
Section 9.6    Parties in Interest..........................................83
Section 9.7    Governing Law................................................83
Section 9.8    Consent to Jurisdiction......................................84
Section 9.9    Counterparts.................................................84
Section 9.10   WAIVER OF JURY TRIAL.........................................84


EXHIBITS

Exhibit A   Form of Written Agreement with Company Affiliates
Exhibit B   Newco - FTH Agreement Term Sheet



                           TABLE OF DEFINED TERMS

Term                                                                      Page
----                                                                      ----
$...........................................................................81
1999 Balance Sheet..........................................................39
Acquisition Sub..............................................................1
Actions.....................................................................55
Adverse Condition...........................................................60
affiliate...................................................................82
Aggregate Buyer Share Amount.................................................6
Aggregate Cash Amount........................................................7
Agreement....................................................................1
All Cash Election............................................................9
All Cash Election Number.....................................................7
All Cash Election Shares....................................................11
ASX.....................................................................18, 47
ASX Listing Rules...........................................................47
ASX Waiver..................................................................48
BHC..........................................................................2
BHC Class A Shares..........................................................43
BHC Class B Shares..........................................................43
BHC Merger...................................................................2
BHC Merger Agreement.........................................................2
BHC Preferred Stock.........................................................43
Blue Sky Laws...............................................................27
business day................................................................82
Buyer........................................................................1
Buyer Disclosure Schedule...................................................44
Buyer FCC Licenses..........................................................48
Buyer Licensed Facilities...................................................48
Buyer Material Adverse Effect...............................................44
Buyer Preferred Stock........................................................4
Buyer SEC Reports...........................................................48
Buyer Shareholder Approval..................................................48
Buyer Shares.................................................................4
Buyer Shares Trust..........................................................16
Cash Amount.................................................................13
Cash Election Shares.........................................................4
Cash Fraction...............................................................12
Cash Merger Price............................................................7
CERCLA......................................................................36
Certificate of Merger........................................................3
Certificates................................................................14
change in control...........................................................19
Class B Common Stock.........................................................1
Closing.....................................................................20
Closing Buyer Share Value....................................................7
Closing Date................................................................21
Closing Price...............................................................13
Closing Transaction Value....................................................7
Code.........................................................................1
Common Stock.................................................................1
Common Stock Equivalents.....................................................1
Communications Act..........................................................27
Company......................................................................1
Company Benefit Plans.......................................................32
Company Disclosure Schedule.................................................22
Company Employees...........................................................68
Company FCC Licenses........................................................28
Company Financial Advisor...................................................42
Company Intellectual Property Rights........................................37
Company Material Adverse Effect.........................................23, 27
Company Options.............................................................18
Company Permits.............................................................27
Company SEC Reports.........................................................30
Company Stations............................................................28
Company Stock Plans.........................................................24
Company Systems.............................................................41
Company Year 2000 Compliant.................................................42
Company Year 2000 Plan......................................................41
Competing Transaction.......................................................62
Confidentiality Agreement...................................................61
control.....................................................................82
controlled by...............................................................82
Convertible Preferred Stock..................................................1
Costs.......................................................................64
Covered Affiliates..........................................................64
Delaware Law.................................................................1
Deposit Agreement...........................................................14
Depositary..................................................................14
Dissenting Shares........................................................8, 20
dollars.....................................................................81
DTV.........................................................................29
DTV Stations................................................................30
Effective Time...............................................................3
Election Deadline...........................................................10
Elections....................................................................9
Environmental Laws..........................................................37
Environmental Permits.......................................................37
ERISA.......................................................................32
ERISA Affiliates............................................................33
Excess Buyer Shares.........................................................16
excess parachute payment....................................................34
Exchange Act................................................................19
Exchange Agent...............................................................9
Exchange Fund...............................................................16
Exchange Ratio...............................................................8
Exchangeable Shares..........................................................8
Exchanged Shares.............................................................8
Excluded Matters............................................................22
Expenses................................................................65, 79
FCC.........................................................................27
FCC Application.............................................................59
FCC Consent.................................................................74
FCC Failure.................................................................72
FCC Multiple Ownership Rules................................................59
FEG.........................................................................71
Form of Election.............................................................9
Forward Merger...............................................................1
FTH..........................................................................1
GAAP........................................................................30
Governmental Authority......................................................82
Hazardous Materials.........................................................37
Holders......................................................................8
HSR Act.....................................................................27
incentive stock options.....................................................19
Indemnifiable Claim.........................................................64
Indemnifying Party..........................................................64
Indemnitees.............................................................64, 66
Intellectual Property Rights................................................37
IRS.........................................................................32
IRS Ruling..................................................................76
knowledge...................................................................82
Laws........................................................................26
Liens.......................................................................23
Merger.......................................................................1
Merger Consideration.........................................................3
Multiemployer Plans.........................................................32
Newco.......................................................................71
Newco-FTH Agreement.........................................................71
Non-Election.................................................................9
Non-Election Fraction.......................................................12
Non-Election Shares.........................................................11
NYSE.........................................................................7
Opinions....................................................................35
Option Registration Statement...............................................55
Order.......................................................................60
Partial Cash Election........................................................4
Partial Cash Election Shares.................................................4
Partial Exchange Ratio.......................................................4
Per Share Amount.............................................................8
Person.......................................................................9
Post-Signing Returns........................................................55
Preferred Stock.............................................................23
Prior Preferred Stock.......................................................23
Pro-Rata Bonus..............................................................68
Program Agreement...........................................................54
Proxy Statement.............................................................55
Registration Statement......................................................55
Representatives.............................................................61
Restated Certificate of Incorporation........................................5
Restructuring Trigger.......................................................72
Reverse Merger...............................................................1
Reverse Merger Exchange Ratio................................................4
Ruling Failure..............................................................72
SEC..........................................................................7
Secretary of State...........................................................3
Securities Act..............................................................27
Share Registration Statement................................................55
Stock Election...............................................................9
Stock Election Number........................................................8
Stock Election Shares.......................................................11
Stock Fraction..............................................................12
Stockholders' Meeting.......................................................58
subsidiaries................................................................82
subsidiary..................................................................82
Subsidiary Merger Agreements.................................................2
Subsidiary Mergers...........................................................2
Substituted Option..........................................................18
Superior Proposal...........................................................63
Surviving Corporation........................................................3
Tax.........................................................................38
Tax Returns.................................................................38
Taxes.......................................................................38
Terminating Buyer Breach....................................................78
Terminating Company Breach..................................................78
Termination Date............................................................77
Total Consideration.........................................................13
under common control with...................................................82
UTV..........................................................................2
UTV Common Shares...........................................................43
UTV Merger...................................................................2
UTV Merger Agreement.........................................................2
UTV Preferred Stock.........................................................43
Valuation Period.............................................................7
VEBA........................................................................32





            AGREEMENT AND PLAN OF MERGER dated as of August 13, 2000 (this "Agreement") by and among CHRIS-CRAFT INDUSTRIES, INC., a Delaware corporation (the "Company"), THE NEWS CORPORATION LIMITED, a South Australian corporation ("Buyer"), NEWS PUBLISHING AUSTRALIA LIMITED, a Delaware corporation and a subsidiary of Buyer ("Acquisition Sub") and FOX TELEVISION HOLDINGS, INC., a Delaware corporation ("FTH") (but solely as to
Section 6.3 and Section 6.20 of this Agreement).

            WHEREAS, in furtherance of the acquisition of the Company by Buyer, the respective Boards of Directors of the Company, Buyer and Acquisition Sub, and Buyer, as the sole stockholder of Acquisition Sub, have each approved this Agreement and the merger of (A) the Company with and into Acquisition Sub (the "Forward Merger") and (B) in the event a Restructuring Trigger (as defined herein) has occurred, the merger of Acquisition Sub with and into the Company (the "Reverse Merger" and, together with the Forward Merger, as applicable, the "Merger"), in each case upon the terms and subject to the conditions and limitations set forth herein and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereby each share of the issued and outstanding shares of Common Stock of the Company, par value $.50 per share (the "Common Stock"), each share of the issued and outstanding shares of Class B Common Stock of the Company, par value $.50 per share (the "Class B Common Stock"), and each share of the issued and outstanding shares of Convertible Preferred Stock of the Company, par value $1.00 per share (the "Convertible Preferred Stock" and, collectively with the Common Stock and the Class B Common Stock, the "Common Stock Equivalents") will, upon the terms and subject to the conditions and limitations set forth herein, be converted into the Merger Consideration (as defined herein) as determined in accordance with Article I hereof;

            WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is fair to, advisable and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval of this Agreement by the stockholders of the Company;

            WHEREAS, for Federal income tax purposes, it is intended that the Forward Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

            WHEREAS, simultaneously with the execution and delivery of this Agreement, Buyer is entering into an agreement and plan of merger with BHC Communications, Inc. ("BHC"), a Delaware corporation and a direct subsidiary of the Company (the "BHC Merger Agreement"), providing for the merger of BHC with and into Acquisition Sub or, if a Restructuring Trigger has occurred, the merger of a direct or indirect subsidiary of Buyer (or of the Company) with and into BHC, in each case upon the terms and subject to the conditions set forth in the BHC Merger Agreement (the "BHC Merger");

            WHEREAS, simultaneously with the execution and delivery of this Agreement, Buyer is entering into an agreement and plan of merger with United Television, Inc. ("UTV"), a Delaware corporation and an indirect subsidiary of the Company (the "UTV Merger Agreement" and, together with the BHC Merger Agreement, the "Subsidiary Merger Agreements"), providing for the merger of UTV with and into Acquisition Sub or, if a Restructuring Trigger has occurred, the merger of a direct or indirect subsidiary of Buyer (or of BHC) with and into UTV, in each case upon the terms and subject to the conditions set forth in the UTV Merger Agreement (the "UTV Merger" and, together with the BHC Merger, the "Subsidiary Mergers"); and

            WHEREAS, it is intended that the mergers heretofore referred to shall be completed in the following order: first, the Merger; second, the BHC Merger; and third, the UTV Merger;

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                 ARTICLE I

                                 THE MERGER

            Section 1.1 The Merger.

            (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined below), in the case of the Forward Merger, the Company shall be merged with and into Acquisition Sub, whereupon the separate existence of the Company shall cease, and Acquisition Sub shall continue as the surviving corporation and, in the case of the Reverse Merger, Acquisition Sub shall be merged with and into the Company, whereupon the separate corporate existence of Acquisition Sub shall cease, and the Company shall continue as the surviving corporation (the surviving corporation in the Merger is sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware and shall continue under the name "News Publishing Australia Limited." Whether the Forward Merger or the Reverse Merger is to be effected shall be determined in accordance with Section 6.19 hereof.

            (b) Concurrently with the Closing (as defined in Section 1.10 hereof), the Company, Buyer and Acquisition Sub shall cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided under Delaware Law. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State or at such other date and time as are agreed between the parties and specified in the Certificate of Merger, and such date and time is hereinafter referred to as the "Effective Time."

            (c) From and after the Effective Time, the Surviving
Corporation shall possess all rights, privileges, immunities, powers and franchises and be subject to all of the obligations, restrictions, disabilities, liabilities, debts and duties of the Company and Acquisition Sub.

            Section 1.2 Effect on Securities.

            At the Effective Time:

            (a) Cancellation of Securities. Each share of Common Stock Equivalents held by the Company as treasury stock or held by Buyer or its subsidiaries immediately prior to the Effective Time shall automatically be cancelled and retired and revert to the status of authorized but unissued shares and no consideration or payment shall be delivered therefor or in respect thereto.

            (b) Conversion of Securities. Except as otherwise provided in this Agreement and subject to Section 1.4 hereof, each share of Common Stock Equivalents issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 1.2(a) hereof and Dissenting Shares (as defined in Section 1.9 hereof)) shall be converted into the following (the "Merger Consideration"):

            Either (X) in the case of the Forward Merger:

                  (i) for each share of Common Stock Equivalents with respect to which an election to receive only cash (to the extent available) has been effectively made and not revoked or lost, pursuant to Section 1.3 hereof, the right to receive in cash from Buyer the Per Share Amount (as defined below), subject to Sections 1.2(f) and 1.4(f) and to the allocation and proration procedures set forth in Section 1.4 hereof; and

                  (ii) for each share of Common Stock Equivalents with respect to which an election to receive forty percent (40%) of the Cash Merger Price in cash and the remainder of the Merger Consideration in American Depositary Shares of Buyer ("Buyer Shares"), each of which represents four (4) fully paid and nonassessable Preferred Limited Voting Ordinary Shares, of Buyer ("Buyer Preferred Stock"), has been effectively made and not revoked or lost, pursuant to Section 1.3 hereof (a "Partial Cash Election"),
      (A) the right to receive from Buyer an amount in cash equal to $34, or if the Effective Time shall occur after the one year anniversary of the date hereof, $35 and (B) 1.1591 (the "Partial Exchange Ratio") Buyer Shares (such shares of Common Stock Equivalents being, collectively, "Partial Cash Election Shares" and, together with the All Cash Election Shares (as defined herein), "Cash Election Shares"); provided, however, that the foregoing shall be subject to Sections 1.2(f) and 1.4(f) hereof. The Buyer Preferred Stock allotted and issued in accordance with this Agreement shall on and from its date of allotment rank pari passu with all existing Buyer Preferred Stock on issue at that date including, as to all dividend entitlements (in respect of which they shall receive the same entitlement as any previously issued Buyer Preferred Stock); and

                  (iii) for each other share of Common Stock Equivalents, the right to receive from Buyer, the number of Buyer Shares equal to the Exchange Ratio (as defined below), subject to Sections 1.2(f) and 1.4(f) and to the allocation and proration procedures set forth in
      Section 1.4 hereof; or

            (Y) in the case of the Reverse Merger, subject to Section 1.2(f), for each share of Common Stock Equivalents, (A) the right to receive from Buyer an amount in cash equal to $36 or, if the Effective Time shall occur after the one year anniversary of the date hereof, $37 and (B) 1.2273 Buyer Shares (the "Reverse Merger Exchange Ratio").

            (c) All shares of Common Stock Equivalents to be converted into the Merger Consideration pursuant to this Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist; and each holder of a certificate representing prior to the Effective Time any such shares of Common Stock Equivalents shall thereafter cease to have any rights with respect to such securities, except the right to receive (i) the Merger Consideration, (ii) any dividends and other distributions in accordance with Section 1.5(c) hereof and (iii) any cash to be paid in lieu of any fractional Buyer Share in accordance with Section 1.5(d) hereof.

            (d) The shares of Convertible Preferred Stock shall be entitled to make elections (in the case of the Forward Merger) and shall be entitled to receive the Merger Consideration in all cases as if such shares had been converted in accordance with the Restated Certificate of Incorporation of the Company (the "Restated Certificate of Incorporation").

            (e) Capital Stock of Acquisition Sub. In the Forward Merger, no shares of Acquisition Sub stock will be issued directly or indirectly and each share of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time. In the case of the Reverse Merger, each share of common stock of Acquisition Sub shall be converted into one fully paid and nonassessable share of the Surviving Corporation.

            (f)   Adjustments to Exchange Ratio.

                  (i) Subject to clause (ii) below, in the event that Buyer declares or effects a stock split, stock or cash dividend (other than ordinary course cash dividends declared and paid consistent with past practice) or other reclassification, acquisition, exchange or distribution with respect to the Buyer Shares or Buyer Preferred Stock, in each case with a record or ex-dividend date or effective date occurring after the date hereof and on or prior to the date of the Effective Time, there will be an appropriate adjustment made to the Merger Consideration so as to provide for the inclusion therein of the cash, property, securities or combination thereof that each holder of Common Stock Equivalents who has the right to receive the Merger Consideration pursuant to Section 1.2 hereof would have received had such Common Stock Equivalents been converted into Buyer Shares or Buyer Preferred Stock as of the date hereof.

                  (ii) If either (A) in the case of the Forward Merger, the tax opinion to the Company referred to in Section 7.3(c) hereof as to the Merger qualifying as a reorganization cannot be rendered (as reasonably determined by Skadden, Arps, Slate, Meagher & Flom LLP),
      (B) in the case of the Forward Merger, the tax opinion to Buyer referred to in Section 7.2(f) as to the Merger qualifying as a reorganization cannot be rendered (as reasonably determined by Squadron, Ellenoff, Plesent & Sheinfeld LLP), (C) in the case of the Forward Merger, in the reasonable judgment of the Company or Buyer, based on the advice of their respective counsel, there is a meaningful risk that the receipt of the cash, property, securities or combination thereof referred to in clause (i) above would be taxable or have an adverse tax consequence to the holders of Common Stock Equivalents or (D) in the case of either the Forward Merger or the Reverse Merger, the adjustment referred to in clause (i) above is not possible or not possible without materially changing the tax treatment of the transaction referred to in clause (i) in question, then, in each case, Buyer (but only if requested by the Company in the case of clause (C) above) shall make an appropriate adjustment to the Merger Consideration that (x) conveys an equivalent value (taking into account, among other things, the impact of the transaction referred to in clause (i) above on the trading price of Common Stock, Buyer Shares, Buyer Preferred Stock and any newly issued securities) to the holders of Common Stock Equivalents as the adjustments contemplated in paragraph (i) above, (y) in the case of the Forward Merger, allows such tax opinions to be delivered and (z) in the case of the Forward Merger, avoids the consequences referred to in clause
      (C) above; it being understood that, by way of illustration and not limitation, the Company's written agreement that clause (x) is satisfied shall constitute conclusive evidence as to such fact.

            (g) Certain Definitions. For purposes of this Agreement, or, in the case of clause (xii) below, solely for purposes of Sections 1.2, 1.3 and 1.4 hereof, the following terms shall have the following meanings:

                  (i) "Aggregate Buyer Share Amount" means (A) 60% of the product of (x) the number of shares of Common Stock Equivalents (on an as converted basis) issued and outstanding immediately prior to the Effective Time, less the number of outstanding shares of Common Stock Equivalents cancelled pursuant to Section 1.2(a) hereof, and
      (y) 1.9318, less (B) the number of Buyer Shares to be paid in respect of Partial Cash Election Shares, in each case subject to adjustment as described in Section 1.4(f) hereof.

                  (ii) "Aggregate Cash Amount" means (A) the product of (x) the number of shares of Common Stock Equivalents (on an as converted basis) issued and outstanding immediately prior to the Effective Time, less the number of outstanding shares of Common Stock Equivalents cancelled pursuant to Section 1.2(a) hereof and (y) $34 or, if the Effective Time shall occur after the one year anniversary of the date hereof, $35, less (B) the amount of cash to be paid in respect of Partial Cash Election Shares, in each case subject to adjustment as described in Section 1.4(f) hereof.

                  (iii) "All Cash Election Number" means (A) that number of shares of Common Stock Equivalents as shall be equal to the quotient obtained by dividing the Aggregate Cash Amount by the Per Share Amount, less (B) the number of Dissenting Shares, subject to adjustment as described in Section 1.4(f) hereof.

                  (iv)  "Cash Merger Price" means $85.

                  (v) "Closing Buyer Share Value" means the volume weighted average sales price for all trades of Buyer Shares reported on the New York Stock Exchange (the "NYSE") for each of the five trading days immediately preceding but not including the Closing Date (the "Valuation Period"); provided, however, if necessary to comply with any requirements of the Securities and Exchange Commission (the "SEC"), the term Closing Date in this clause (iv) shall be deemed to mean the date which is the closest in time but prior to the Closing Date which complies with such rules and regulations. Buyer agrees that during the Valuation Period neither Buyer nor its affiliates shall (x) purchase or acquire, or offer to purchase or acquire, or announce any intention to purchase or acquire, any Buyer Shares or Buyer Preferred Stock or other outstanding securities of Buyer or its affiliates convertible into Buyer Shares or Buyer Preferred Stock (other than purchases at market value of Buyer Shares (in accordance with all applicable laws) by a broker who has full discretion as to the amount and timing of such purchases pursuant to a pre-existing stock buyback program) or (y) announce or effect any material corporate transaction.

                  (vi) "Closing Transaction Value" means the sum of (A) the Aggregate Cash Amount and (B) the product obtained by multiplying the Aggregate Buyer Share Amount by the Closing Buyer Share Value.

                  (vii) "Exchange Ratio" means that number of Buyer Shares as shall be obtained by dividing the Per Share Amount by the Closing Buyer Share Value.

                  (viii)"Exchangeable Shares" means the aggregate number of shares of Common Stock Equivalents (on an as converted basis) issued and outstanding immediately prior to the Effective Time less the number of such shares cancelled pursuant to Section 1.2(a) hereof and less the aggregate number of Partial Cash Election Shares.

                  (ix) "Exchanged Shares" means the aggregate number of shares of Common Stock Equivalents (on an as converted basis) issued and outstanding immediately prior to the Effective Time less the number of such shares (A) cancelled pursuant to Section 1.2(a) hereof and (B) that are Dissenting Shares.

                  (x) "Per Share Amount" means the amount obtained by dividing the Closing Transaction Value by the number of Exchangeable Shares.

                  (xi) "Stock Election Number" means that number of shares of Common Stock Equivalents as shall be equal to (A) the number of Exchanged Shares less (B) the sum of (i) the All Cash Election Number and (ii) the aggregate number of Partial Cash Election Shares, subject to adjustment as described in Section 1.4(f) hereof.

                  (xii) "Dissenting Shares" means shares of Common Stock Equivalents that are Dissenting Shares within the meaning of Section
      1.9 hereof in respect of which the holder thereof shall have taken all steps necessary to exercise and perfect properly his or her demand for appraisal under Section 262 of the Delaware Law to the extent that such steps are required to have been taken by the applicable date of determination.

            Section 1.3 Share Election. In the case of the Forward Merger (and, with respect to clauses (b) and, unless a Restructuring Trigger has theretofore occurred, (c) and (e) below, in the case of the Reverse Merger to the extent applicable):

            (a) Each Person (as defined in Section 1.3(b) hereof) who, on or prior to the Election Deadline referred to in subsection (c) below is a record holder of shares of Common Stock Equivalents (collectively, "Holders") shall have the right, with respect to the Merger Consideration,
(i) to elect to receive only cash for such shares pursuant to Section 1.2(b)(X)(i) hereof (an "All Cash Election"), (ii) to make a Partial Cash Election, (iii) to elect to receive Buyer Shares for such shares pursuant to Section 1.2(b)(X)(iii) hereof (a "Stock Election"), (iv) to indicate that such record holder has no preference as to the receipt of cash or Buyer Shares for such shares (a "Non-Election") or (v) to make a mixed election, specifying the number of shares of Common Stock Equivalents corresponding with each such Election (the All Cash Election, the Partial Cash Election, the Stock Election, and the Non-Election are collectively referred to as the "Elections"). Holders who hold such shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election (as defined below).

            (b) Prior to the mailing of the Proxy Statement (as defined in Section 6.1 hereof), The Bank of New York or such other bank, trust company, Person or Persons shall be designated by Buyer and reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for payment of the Merger Consideration. The Exchange Agent shall act as the agent for the Company's stockholders for the purpose of receiving and holding their Forms of Election and Certificates (as defined below) and shall obtain no rights or interests (beneficial or otherwise) in such shares. For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

            (c) All Elections shall be made on a form designed for that purpose, which shall include a letter of transmittal and election form (together, a "Form of Election"). Elections shall be made by Holders by mailing to the Exchange Agent a Form of Election, which shall specify that delivery shall be effected, and risk of loss and title to any Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer, in consultation with the Company, may reasonably specify. Buyer and the Company will announce the Exchange Ratio and the Per Share Amount when known and will announce the anticipated Closing Date at least three business days, but not more than five business days, prior thereto; provided, however, that the Closing Date shall not be earlier than the second business day after the satisfaction or waiver of all conditions set forth in Article VII hereof (other than the conditions set forth in Sections 7.2(a), 7.2(b) 7.2(f), 7.3(a), 7.3(b), 7.3(c) and, in so far as it
relates to the accuracy of representations and warranties and the performance of covenants, Section 7.1(h), so long as the foregoing enumerated conditions are anticipated by the parties hereto to be satisfied on the Closing Date). All Certificates so surrendered shall be subject to the exchange procedures set forth in Section 1.5 hereof. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the Certificates as to which the election is being made (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within five NYSE trading days after the Election Deadline (as defined below)). Buyer will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Buyer (or the Exchange Agent) in such matters, absent manifest error, shall be conclusive and binding. Neither Buyer nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent and Buyer shall also make all computations contemplated by this Section 1.3 and by Section 1.4 hereof and all such computations shall be conclusive and binding on the Holders absent manifest error. The Form of Election and the accompanying Certificates (or appropriate guarantee of delivery in respect thereof) must be received by the Exchange Agent prior to 10:00 a.m. New York City time on the day on which the Closing occurs (the "Election Deadline") in order to be effective. If the Closing is delayed to a subsequent date, the Election Deadline shall be similarly delayed and Buyer will promptly announce such rescheduled Election Deadline and Closing. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Election Form, accompanied by a Certificate, is thereafter submitted in accordance with this paragraph (c), such shares shall be deemed to be Non-Election Shares (as defined in Section 1.4 hereof). If a Form of Election is revoked, or in the event that this Agreement is terminated pursuant to the provisions hereof, and any Certificates (or guarantee(s) of delivery, as appropriate), have been transmitted to the Exchange Agent pursuant to the provisions hereof, such Certificates (and, in the case of a revoked Form of Election, guarantee(s) of delivery, as appropriate), shall promptly be returned without charge to the Person submitting the same.

            (d) For the purposes hereof, Common Stock Equivalents as to which the Holder has not made a valid Election prior to the Election Deadline, including as a result of revocation, shall be deemed to be Non-Electing Shares. If Buyer or the Exchange Agent shall determine that any purported All Cash Election, Partial Cash Election or Stock Election was not properly made, such purported All Cash Election, Partial Cash Election or Stock Election shall be deemed to be of no force and effect and the Holder making such purported All Cash Election, Partial Cash Election or Stock Election shall for purposes hereof be deemed to have made a Non-Election. Shares in respect of which a Non-Election shall have been made or deemed made shall be treated as Non-Election Shares.

            (e) Concurrently with the mailing of the Proxy Statement, Buyer and the Company shall mail the Form of Election to each person who is a Holder on the record date for the Stockholder's Meeting (as defined in Section 6.2 hereof) and shall each use its reasonable best efforts to mail the Form of Election to all persons who become Holders during the period between (i) such record date and (ii) the date seven calendar days prior to the anticipated Effective Time, and to make the Form of Election available to all persons who become Holders subsequent to the date described in clause (ii) but not later than 5:00 p.m. New York City time on the last business day prior to the Effective Time. The Exchange Agent may, with the mutual agreement of Buyer and the Company, make such rules as are consistent with this Section 1.3 for the implementation of the Elections provided for herein as shall be necessary or desirable to effect such Elections fully.

            Section 1.4 Allocation and Proration. In the case of the Forward Merger:

            (a) Notwithstanding anything in this Agreement to the contrary, the maximum number of shares of Common Stock Equivalents (on an as converted basis) which shall be converted into the right to receive cash in the Merger (other than pursuant to Partial Cash Elections and other than Dissenting Shares) shall be equal to the All Cash Election Number. The maximum number of shares of Common Stock Equivalents (on an as converted basis) to be converted into the right to receive Buyer Shares in the Merger (other than pursuant to Partial Cash Elections) shall be equal to the Stock Election Number.

            (b) If the aggregate number of shares of Common Stock Equivalents covered by All Cash Elections (the "All Cash Election Shares") exceeds the All Cash Election Number, all shares of Common Stock Equivalents covered by Stock Elections (the "Stock Election Shares") and all shares of Common Stock Equivalents covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive Buyer Shares, and the All Cash Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

            each All Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the All Cash Election Number and the denominator of which shall be the total number of All Cash Election Shares, and (ii) a number of shares of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

            (c) If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all All Cash Election Shares and all
Non-Election Shares shall be converted into the right to receive cash, and the Stock Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

            each Stock Election Share shall be converted into the right to receive (i) a number of Buyer Shares equal to the product of
            (x) the Exchange Ratio and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and
            (y) a fraction equal to one minus the Stock Fraction.

            (d) In the event that neither Section 1.4(b) nor 1.4(c) above is applicable, all All Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive Buyer Shares and the Non-Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

            each Non-Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess of the All Cash Election Number over the total number of All Cash Election Shares and the denominator of which shall be the excess of (A) the number of Exchangeable Shares over (B) the sum of the total number of All Cash Election Shares and the total number of Stock Election Shares and (ii) a number of Buyer Shares equal to the product of (x) the Exchange Ratio and
            (y) a fraction equal to one minus the Non-Election Fraction.

            (e) Partial Election Shares shall not be subject to proration and shall be converted into the right to receive the Merger Consideration pursuant to Section 1.2(b)(X)(ii) hereof, subject to Section 1.4(f) hereof.

            (f) If the sum of (i) the Aggregate Cash Amount (without giving effect to the reference therein to this subsection (f)) and (ii) (A) (1) $34 or (2) if the Effective Time shall occur after the one year anniversary of the date hereof, $35, multiplied by (B) the number of Partial Cash Election Shares (such sum being the "Cash Amount") exceeds 55% of the sum of (x) the Cash Amount and (y) the product of (A) the closing price of Buyer Shares reported on the NYSE Composite Tape on the trading day immediately preceding the Closing Date (the "Closing Price") multiplied by
(B) 1.9318 multiplied by (C) 60% of the excess of the number of Common Stock Equivalents (on an as converted basis) outstanding immediately prior to the Effective Time over the number of outstanding shares of Common Stock Equivalents cancelled pursuant to Section 1.2(a) hereof (such sum of (x) and (y) being the "Total Consideration"), then the components of the Merger Consideration shall be modified (1) first, in the case of shares of Common Stock Equivalents (on an as converted basis) (other than Dissenting Shares) as to which All Cash Elections shall have been made, by reducing the cash portion of the Merger Consideration to the minimum extent necessary, and in no event below the amount of cash payable in respect of Partial Election Shares, and issuing in lieu thereof additional Buyer Shares in an amount equal to the result obtained by dividing (x) the amount of such per share cash reduction by (y) the Closing Price and (2) second, in the event that the foregoing reduction is not sufficient to result in the Cash Amount not exceeding 55% of the Total Consideration, in the case of shares of Common Stock Equivalents as to which an All Cash Election or a Partial Cash Election shall have been made, by further reducing the amount of the cash portion of the Merger Consideration to the minimum extent necessary to satisfy the 55% limitation referred to above and to issue in lieu thereof additional Buyer Shares, in amount equal to the result obtained by dividing
(u) the amount of such per share cash reduction by (v) the Closing Price. In the case of the Forward Merger, if either (i) the tax opinion referred to in Section 7.3(c) hereof cannot be rendered (as reasonably determined by Skadden, Arps, Slate, Meagher & Flom LLP), or (ii) the tax opinion to Buyer referred to in Section 7.2(f) cannot be rendered (as reasonably determined by Squadron, Ellenoff, Plesent & Sheinfeld LLP), then the foregoing adjustments shall be similarly made, in each case to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered. For purposes of this Section 1.4(f), holders of Dissenting Shares shall be deemed to be Persons making All Cash Elections notwithstanding, and in lieu of, any election they have or have not made.

            Section 1.5 Exchange of Certificates.

            (a) As of the Effective Time, Buyer shall (i) deposit, or cause to be deposited with (A) the Exchange Agent for the benefit of holders of shares of Common Stock Equivalents, cash to the extent it constitutes Merger Consideration and (B) pursuant to the terms of the Deposit Agreement (as defined below), the Custodian (as defined in the Deposit Agreement) certificates representing the Buyer Preferred Stock underlying the Buyer Shares to the extent they constitute Merger Consideration and (ii) pursuant to the terms of the Deposit Agreement, instruct the Depositary to deposit the Buyer Shares to be issued in the Merger with the Exchange Agent for the benefit of the holders of shares of Common Stock Equivalents for exchange in the Merger. For purposes of this Agreement, "Depositary" shall mean Citibank, N.A., as Depositary, pursuant to the Amended and Restated Deposit Agreement, dated as of December 3, 1996, among Buyer, the Depositary and the holders from time to time of Buyer Shares (the "Deposit Agreement"). In addition, Buyer shall make available to the Exchange Agent on a daily basis sufficient cash to permit prompt payment to all Holders entitled to receive the Merger Consideration in the form of cash. The Buyer shall pay or cause one of its affiliates to pay, any transfer taxes and all other charges and fees (including all fees for the depositary, registry or custodian for the ADRs).

            (b) As of or promptly following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Common Stock Equivalents (the "Certificates") (other than in the case of the Forward Merger those who had not previously properly delivered their Certificates to the Exchange Agent along with a Form of Election), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in the form and have such other provisions as Buyer and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) a certificate or certificates representing that number of whole Buyer Shares, if any, into which the number of shares of Common Stock Equivalents previously represented by such Certificate shall have been converted pursuant to this Agreement and (B) the amount of cash, if any, into which all or a portion of the number of shares of Common Stock Equivalents previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall provide that at the election of the surrendering holder, Certificates may be surrendered, and the Merger Consideration in exchange therefor collected, by hand delivery). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Common Stock Equivalents formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within five business days following the later to occur of (i) the Effective Time or
(ii) the Exchange Agent's receipt of such Certificates, and the Certificate so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration (or the cash pursuant to subsections (c) and (d) below) payable upon the surrender of the Certificates.

            (c) Buyer may retain any dividends or other distributions with respect to Buyer Shares with a record date on or after the Effective Time in respect of the holder of any unsurrendered Certificate with respect to the Buyer Shares represented thereby by reason of the conversion of shares of Common Stock Equivalents pursuant to Sections 1.2(b), 1.3 and 1.4 hereof and no cash payment in lieu of fractional Buyer Shares shall be paid to any such holder pursuant to Section 1.5(d) hereof until such Certificate is surrendered in accordance with this Article I. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be released and paid, without interest, to the Person in whose name the Buyer Shares representing such securities are registered (i) at the time of such surrender or as promptly as practicable after the sale of the Excess Buyer Shares (as defined in Section 1.5(d) hereof), the amount of any cash payable in lieu of fractional Buyer Shares to which such holder is entitled pursuant to Section 1.5(d) hereof and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Buyer Shares issued upon conversion of Common Stock Equivalents, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Buyer Shares.

            (d) Notwithstanding any other provision of this Agreement, no fraction of a Buyer Share will be issued and no dividend or other distribution, stock split or interest with respect to Buyer Shares shall relate to any fractional Buyer Share, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of the Buyer Shares. In lieu of any such fractional security, each holder of shares of Common Stock Equivalents otherwise entitled to a fraction of a Buyer Share will be entitled to receive in accordance with the provisions of this Section 1.5 from the Exchange Agent a cash payment representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of Buyer Shares which would otherwise be issued (the "Excess Buyer Shares"). The sale of the Excess Buyer Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of shares of Common Stock Equivalents, the Exchange Agent will, subject to
Section 1.5(e) hereof, hold such proceeds in trust for the holders of such shares (the "Buyer Shares Trust"). Subject to its right to withhold for taxes as described in Section 1.6 hereof, the Surviving Corporation shall pay all commissions, transfer taxes (other than those transfer taxes for which the Company's former stockholders are solely liable) and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Buyer Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Common Stock Equivalents in lieu of any fractional Buyer Share interests, the Exchange Agent shall make available such amounts to such holders of shares of Common Stock Equivalents without interest.

            (e) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 1.5 (the "Exchange Fund") which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Buyer, upon demand, and any holders of shares of Common Stock Equivalents prior to the Merger who have not theretofore complied with this Article I shall thereafter look for payment of their claim, as general creditors thereof, only to Buyer for their claim for (1) cash, if any, without interest, (2) Buyer Shares, if any, (3) any cash without interest, to be paid, in lieu of any fractional Buyer Shares and (4) any dividends or other distributions with respect to Buyer Shares to which such holders may be entitled. None of Buyer, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Buyer Shares or cash held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (f) None of Buyer, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Buyer Shares or cash held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which (i) any cash, (ii) any Buyer Shares, (iii) any cash in lieu of fractional Buyer Shares or (iv) any dividends or distributions with respect to Buyer Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 9.3 hereof)), any such Buyer Shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Buyer, free and clear of all claims or interest of any Person previously entitled thereto.

            (g) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Buyer on a daily basis. Any interest and any other income resulting from such investments shall be paid to Buyer. Nothing contained in this Section 1.5(g) shall relieve Buyer or the Exchange Agent from making the payments required by this Article I to be made to the holders of shares of Common Stock Equivalents.

            Section 1.6 Transfer Taxes; Withholding. If any certificate for a Buyer Share is to be issued to, or cash is to be remitted to, a Person who holds shares of Common Stock Equivalents (other than the Person in whose name the Certificate surrendered in exchange therefor is registered), it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall (i) pay to the Exchange Agent any transfer or other Taxes (as defined in Section 3.14 hereof) required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered, or (ii) establish to the satisfaction of the Exchange Agent that such Tax either has been paid or is not applicable. Buyer or the Exchange Agent shall be entitled to deduct and withhold from the Buyer Shares (or cash in lieu of fractional Buyer Shares) otherwise payable pursuant to this Agreement to any holder of shares of Common Stock Equivalents such amounts as Buyer or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Buyer or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Common Stock Equivalents in respect of whom such deduction and withholding was made by Buyer or the Exchange Agent.

            Section 1.7 Stock Options and Other Stock.

            (a) Prior to the Effective Time, Buyer and the Company shall take such action as may be necessary (including, without limitation, enacting such amendments, if any, to the Company Stock Plans (as hereinafter defined) as necessary to comply with the requirements of the Australian Stock Exchange ("ASX") or Australian Law; provided, however, that any such amendments shall not affect in any respect the number of Buyer Shares issuable upon exercise of Substituted Options (as defined below) or the exercise price thereof) to cause each unexpired and unexercised option to purchase shares of Common Stock which is outstanding immediately prior to the Effective Time (collectively, "Company Options"), to be automatically converted at the Effective Time into an option (collectively, a "Substituted Option") to purchase a number of Buyer Shares equal to the number of shares of Common Stock that could have been purchased under such Company Option multiplied by the Exchange Ratio in the case of the Forward Merger and by the product of one and two-thirds and the Reverse Merger Exchange Ratio in the case of the Reverse Merger (in each case, rounded to the nearest whole number of Buyer Shares) at a price per Buyer Share equal to the per-share option exercise price specified in the Company Option divided by the Exchange Ratio in the case of the Forward Merger and by the product of one and two-thirds and the Reverse Merger Exchange Ratio in the case of the Reverse Merger (in each case, rounded down to the nearest whole cent). Except as otherwise provided in this Agreement, such Substituted Option shall otherwise be subject to the same terms and conditions as were applicable to such Company Option, except as mandated by the requirements of the ASX or Australian Law; provided, however that clarification of the terms of the Substitute Options shall be made so as to make clear that, to the extent permitted by applicable law (without the need for obtaining additional Buyer shareholder approval), the optionee may use shares of capital stock of Buyer that have been held for six months by the option holder (including any period prior to the Effective Time during which such stock was stock of the Company) as payment of the exercise price thereof and in respect of the legally required withholding obligation. The date of the grant of the Substituted Option shall be the date on which the corresponding Company Option was granted and at the Effective Time all references in the related stock option agreements to the Company shall be deemed to refer to Buyer. Except as otherwise provided herein or in the applicable plan or program, employee deferrals and all other equity based compensation that reference Common Stock will, as of and after the Effective Time, be deemed to refer to Buyer Shares (as adjusted to reflect the Exchange Ratio or one and two-thirds multiplied by the Reverse Merger Exchange Ratio, as applicable). The adjustments provided for herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code. Nothing contained herein shall alter or affect any provision providing for the accelerated vesting of Company Options in the event of a termination of employment following a "change in control" of the Company contained in any severance plans or employment agreements of the Company in effect as of the date hereof (or as may be amended pursuant to Section 6.12(e) and Section 6.12(e) of the Company Disclosure Schedule), as such terms are set forth in such plans or agreements, and Buyer agrees not to amend such provisions of any such plans following the Closing.

            (b) Buyer shall take such corporate action as may be necessary or appropriate within two (2) business days following the Effective Time, file with the SEC a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the Buyer Shares subject to the Substituted Options to the extent such registration is required under applicable law in order for such Buyer Shares to be sold without restriction in the United States, and Buyer shall use its reasonable best efforts to obtain and maintain the effectiveness of such registration statement for so long as such Substituted Options remain outstanding. Buyer shall promptly prepare and submit to the NYSE applications covering the Buyer Shares subject to the Substituted Options and use commercially reasonable efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance, and within ten days after the Effective Time, prepare and submit to the ASX, pursuant to the applicable listing rules of the ASX, applications covering the Buyer Preferred Stock underlying the Buyer Shares to be issued upon the exercise of Substituted Options.

            (c) Prior to the Effective Time, Buyer and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Buyer equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time, will become a director or officer of Buyer, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to the extent Section 16 of the Exchange Act is applicable to such person.

            (d) At the time that a Substituted Option is exercised in accordance with the terms hereof, Buyer shall, pursuant to the terms of the Deposit Agreement, (x) deposit with the Custodian the shares of Buyer Preferred Stock underlying the Buyer Shares to be issued upon such exercise and (y) instruct the Depositary to deliver the Buyer Shares to be issued upon such exercise in accordance with the written instructions of the holder of such Substituted Option so exercised.

            Section 1.8 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this
Article I.

            Section 1.9 Dissenting Shares. Notwithstanding Section 1.2 hereof, to the extent that holders thereof are entitled to appraisal rights under Section 262 of Delaware Law, shares of Common Stock Equivalents issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of Delaware Law (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of Delaware Law; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal and payment under Delaware Law, such holder's shares of Common Stock Equivalents shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. Any payments required to be made with respect to the Dissenting Shares shall be made by Buyer (and not the Company or Acquisition Sub).

            Section 1.10Merger Closing. Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof, the closing of the Merger (the "Closing") will take place at 9:00 a.m., New York City time, on a date determined in accordance with, in the case of the Forward Merger, the third sentence of Section 1.3(c) hereof and, in the case of the Reverse Merger, the proviso of the third sentence of Section 1.3(c) hereof, and in each case at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto (such date being the "Closing Date").


                                 ARTICLE II

                         THE SURVIVING CORPORATION

            Section 2.1 Certificate of Incorporation. The certificate of incorporation of Acquisition Sub in the case of the Forward Merger and the certificate of incorporation of the Company in the case of the Reverse Merger, in each case as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law; provided, however, in the case of the Reverse Merger, the certificate of incorporation of the Company shall be amended at the Effective Time to read in its entirety as the certificate of incorporation of Acquisition Sub, as in effect immediately prior to the Effective Time, then reads.

            Section 2.2 By-laws. The By-laws of Acquisition Sub in effect at the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with applicable law, the articles of formation of such entity and the By-laws of such entity.

            Section 2.3 Officers and Board of Directors.

            (a) From and after the Effective Time, the officers of the Acquisition Sub at the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

            (b) The Board of Directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the Board of Directors of Acquisition Sub immediately prior to the Effective Time.


                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except (i) as disclosed in the report on Form 10-K dated March 30, 2000 for the year ended December 31, 1999, the reports on Form 10-Q and Form 8-K since December 31, 1999 or the proxy statement dated April 5, 2000, in each case in the form filed by the Company with the SEC prior to the date of this Agreement or in such similar forms filed by the Company's subsidiaries for such periods or, to the extent it is readily apparent that such disclosure would be applicable hereto, in the disclosure schedules to the BHC Merger Agreement or the UTV Merger Agreement, (ii) as disclosed in a separate disclosure schedule which has been delivered by the Company to Buyer prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent) and (iii) (other than with respect to the representations of the Company set forth in Section 3.12(a) hereof, as to which this clause (iii) shall not be applicable) for the litigations and administrative proceedings set forth in Section 3.0 of the Company Disclosure Schedule (including claims made in relation thereto, the subject matter thereof and claims arising with respect thereto) and for any actions or omissions or alleged actions or omissions relating to or arising from environmental liabilities that are the subject matter of the litigations and administrative proceedings set forth in such Section 3.0 (including claims made in relation thereto, the subject matter thereof and claims arising with respect thereto) by (A) Montrose Chemical Corporation of California or (B) the Company (including its predecessors in interest, including, without limitation, Montrose Chemical Company and Baldwin-Montrose Chemical Company, Inc.) ("Excluded Matters"), the Company hereby represents and warrants to Buyer:

            Section 3.1 Organization and Qualification; Subsidiaries.

            (a) Each of the Company and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, operations, results of operations or financial condition of the Company and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the television broadcasting industry, (ii) changes in general economic conditions or securities markets in general, or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

            (b) Other than with respect to Montrose Chemical Corporation of California (in which the Company owns a 50% equity interest and which is therefore not a subsidiary of the Company) and BHC and UTV (the capitalizations of which are described in Section 3.22 hereof) and their subsidiaries, all the outstanding shares of capital stock or other equity or voting interests of each subsidiary of the Company are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above or in Section 3.1(b) of the Company Disclosure Schedule and except for the capital stock of, or other equity or voting interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any corporation, partnership, joint venture, association or other entity.

            Section 3.2 Restated Certificate of Incorporation and By-Laws. The Company has made available to Buyer a complete and correct copy of the Restated Certificate of Incorporation and the By-laws, each as amended to date, of the Company. The Restated Certificate of Incorporation and By-laws (or equivalent organizational documents) of the Company and its subsidiaries are in full force and effect. None of the Company or its subsidiaries is in material violation of any provision of its Restated Certificate of Incorporation or By-laws (or equivalent organizational documents).

            Section 3.3 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, 50,000,000 shares of Class B Common Stock, 73,399 shares of Prior Preferred Stock, no par value per share (the "Prior Preferred Stock"), 233,668 shares of Convertible Preferred Stock and 10,000,000 shares, par value $1.00 per share, of preferred stock (the "Preferred Stock"). As of the close of business on June 30, 2000, (i) 26,904,118 shares of Common Stock (excluding treasury shares) were issued and outstanding, (ii) no shares of Common Stock were held by the Company in its treasury, (iii) 5,033,732 shares of Common Stock were reserved for issuance pursuant to the Company 1999 Management Incentive Plan, the Company 1994 Management Incentive Plan and the Company 1994 Director Stock Option Plan (such plans, collectively, the "Company Stock Plans") (of which 3,693,992 shares were subject to outstanding Company Options ), (iv) 8,395,525 shares of Common Stock were reserved for issuance upon conversion of the Convertible Preferred Stock, including shares of Class B Common Stock, (v) 8,013,860 shares of Common Stock were reserved for issuance upon conversion of the Class B Common Stock, (vi) 8,013,860 shares of Class B Common Stock (excluding treasury shares) were issued and outstanding, (vii) no shares of Class B Common Stock were held by the Company in its treasury, (viii) no shares of Class B Common Stock were reserved for issuance pursuant to the Company Stock Plans, (ix) 73,399 shares of Prior Preferred Stock (excluding treasury shares) were issued and outstanding, (x) no shares of Prior Preferred Stock were held by the Company in its treasury, (xi) 233,668 shares of Convertible Preferred Stock (excluding treasury shares) were issued and outstanding and (xii) no shares of Convertible Preferred Stock were held by the Company in its treasury and (xiii) no shares of Preferred Stock were issued and outstanding or were held by the Company in its treasury. The redemption price of the Prior Preferred Stock is $25.00 per share plus accrued dividends for the period through and including September 30, 2000 in the amount of $0.25 per share. There are no outstanding stock appreciation rights or other rights that are linked to the price of Common Stock granted under any Company Stock Plan that were not granted in tandem with a related Company Option. No shares of Common Stock or Class B Common Stock or any other class of capital stock are owned by any subsidiary of the Company. The Company has delivered to Buyer a true and complete list, as of June 30, 2000, of all outstanding options to purchase Common Stock granted under the Company Stock Plans and all other rights, if any, to purchase or receive Common Stock granted under the Company Stock Plans, the number of shares subject to each such Company Option, the grant dates and exercise prices of each such Company Option and the names of the holder thereof. As of the date hereof, all outstanding Company Options have an exercise price on a per share basis lower than $85, and the weighted average exercise price of such Company Options was equal to $45.96. Except as set forth above and for the exercise of Company Options since June 30, 2000, as of the date of this Agreement, no shares of capital stock of, or other equity or voting interests in, the Company, or options, warrants or other rights to acquire any such stock or securities were issued, reserved for issuance or outstanding. During the period from June 30, 2000 to the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company other than (i) issuances of shares of Common Stock pursuant to the exercise of Company Options outstanding on such date, (ii) the issuance of shares of Common Stock and Class B Common Stock issued upon conversion of shares of Convertible Preferred Stock and (iii) the issuance of shares of Common Stock issued in exchange for shares of Class B Common Stock and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness for borrowed money of the Company or any of its subsidiaries, and, except as disclosed in this Section 3.3, no securities or other instruments or obligations of the Company or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above and except as specifically permitted under Section 5.1, there are no contracts of any kind to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries (other than BHC, UTV and their respective subsidiaries) or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. Except for the redemption of the Prior Preferred Stock contemplated by this Agreement, there are not any outstanding contractual obligations of the Company or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries (other than BHC, UTV and their respective subsidiaries) or (ii) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries (other than BHC, UTV and their respective subsidiaries). To the knowledge of the Company, as of the date of this Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of the Company or any of its subsidiaries.

            Section 3.4 Authority Relative to Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement and the approval of the Merger by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote at the Stockholders' Meeting (as defined in Section 6.2 hereof) voting together as a class, and the adoption of this Agreement and the approval of the Merger by the affirmative vote of the holders of the Convertible Preferred Stock, voting separately as a class (after giving effect to the redemption of the Prior Preferred Stock required pursuant to
Section 5.2 hereof)). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            Section 3.5 No Conflict; Required Filings and Consents.

            (a) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company and its subsidiaries will not, (i) conflict with or violate the Restated Certificate of Incorporation or By-Laws (or equivalent organizational documents) of (A) the Company or (B) any of its subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 3.5(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any domestic (Federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and
(iii) above, for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger or the Subsidiary Mergers; provided, however, that for purposes of this
Section 3.5(a), the definition of "Company Material Adverse Effect" shall be read so as not to include clause (iii) thereof.

            (b) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company and its subsidiaries will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except for applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the pre-merger notification arrangements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), any filings and approvals and waivers of the Federal Communications Commission or any successor entity (the "FCC") as may be required under the Communications Act of 1934, as amended, and the rules, regulations and published orders of the FCC thereunder (collectively, the "Communications Act"), filing and recordation of appropriate merger documents as required by Delaware Law and the rules of the NYSE and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger or the Subsidiary Mergers; provided, however, that for purposes of this Section 3.5(b), the definition of "Company Material Adverse Effect" shall be read so as not to include clause (iii) thereof.

            Section 3.6 Permits and Licenses; Contracts; Compliance with
Laws.

            (a) Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company or any of its subsidiaries to own, lease and operate the properties of the Company and its subsidiaries or to carry on its business as it is now being conducted and contemplated to be conducted (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.6(a) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is in conflict with, or in default or violation of, (i) any Laws applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, (ii) any of the Company Permits or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (b) Except as set forth in Section 3.6(b) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is a party to, or to the knowledge of the Company is bound by, any contract or agreement that contains a covenant restricting the ability of the Company or any of its subsidiaries or, after the Effective Time, could restrict the ability of Buyer or any of its subsidiaries or affiliates, to compete in any line of business or with any person or engage in any business in any geographic area.

            (c) The Company and its subsidiaries have operated their respective television stations and associated facilities (the "Company Stations"), in compliance with the terms of the Company Permits issued by the FCC to the Company and its subsidiaries ("Company FCC Licenses"), and in compliance with the Communications Act, and the Company and its subsidiaries have timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Company Stations and have timely paid all FCC regulatory fees with respect thereto, in each case except as, individually or in the aggregate, (i) as of the date of this Agreement, would not materially adversely affect the operation of any of the broadcasting facilities of the Company subsidiaries' New York, Los Angeles, San Francisco or Minneapolis television stations and would not have a Company Material Adverse Effect and (ii) would not result in the loss of the Company subsidiaries' main station license issued by the FCC with respect to any of the Company's New York, Los Angeles, San Francisco or Minneapolis television stations and would not have a Company Material Adverse Effect. (i) There is not, as of the date of this Agreement, pending or, to the Company's knowledge, threatened before the FCC any material proceeding, notice of violation, order of forfeiture or complaint or, to the knowledge of the Company, investigation against the Company or any of its subsidiaries, relating to any of the Company Stations or FCC regulated services conducted by the Company or any of its subsidiaries and (ii) there is not pending or, to the Company's knowledge, threatened before the FCC any proceeding, notice of violation, order of forfeiture or complaint or, to the knowledge of the Company, investigation against the Company or any of its subsidiaries, relating to any of the Company Stations or FCC regulated services conducted by the Company or any of its subsidiaries, except for any such proceedings, notices, orders, complaints or investigations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (d) Except as disclosed in Section 3.6(d) of the Company Disclosure Schedule, as of the date of this Agreement, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries is in violation or default of, nor has the Company or, to the knowledge of the Company, any subsidiary or affiliate thereof received written notice from any third party alleging that the Company or any of its subsidiaries is in violation of or in default under, nor, to the knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for any such violations or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger or the Subsidiary Mergers.

            (e) Set forth in Section 3.6(e) of the Company Disclosure
Schedule is a list, as of the date of this Agreement, of all (i) network affiliation agreements, (ii) employment agreements involving payments in excess of $100,000 per annum or $300,000 in the aggregate, (iii) talent agreements involving payments in excess of $250,000 per annum or $500,000 in the aggregate, (iv) program or film syndication or license agreements requiring remaining payments after the date hereof of more than $500,000 per annum or $2,500,000 in the aggregate or, in the case of barter agreements, having a term ending more than one year from the date hereof,
(v) retransmission consent agreements entered into with any direct satellite providers and each of the top 10 (ranked by number of subscribers) multiple system operators, and (vi) agreements licensing or creating any obligations with respect to the current or future use of the digital data stream of any digital television ("DTV") station owned or to be constructed by the Company or any of its subsidiaries that would be in effect following the Effective Time, to which, in each case, the Company or any of its subsidiaries is a party, and the Company has made available to Buyer true and complete copies of the agreements described in this Section 3.6(e). Also set forth in Section 3.6(e) of the Company Disclosure Schedule are the most recent syndicated program and feature film inventory reports for each of the Company Stations.

            (f) Section 3.6(f) of the Company Disclosure Schedules sets forth a list, as of the date of this Agreement, of all material licenses and construction permits held by the Company with respect to the construction and operation of DTV stations in each of the markets in which the Company and its subsidiaries operate broadcast television stations (the "DTV Stations"). Except as set forth in Section 3.6(f) of the Company Disclosure Schedule, to the knowledge of the Company, there are no facts or circumstances existing as of the date of this Agreement that would prevent the construction and operation of the DTV Stations by the relevant deadline established by the FCC.

            (g) Set forth in Section 3.6(g) of the Company Disclosure
Schedule is a list of all attributable interests, as defined at Note 2 to 47 C.F.R. Section 73.3555, of the Company and its subsidiaries in any broadcast radio or television station, daily English-language newspaper or cable television system.

            Section 3.7 SEC Reports. The Company, BHC and UTV have filed with the SEC, and have heretofore made available to Buyer true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed with the SEC by the Company, BHC and UTV since January 1, 1997 (together with all information incorporated therein by reference, the "Company SEC Reports"). Except for BHC and UTV, no subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC. As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company, BHC and UTV and their respective consolidated subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as and to the extent set forth in Section 3.7 of the Company Disclosure Schedule, the Company and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

            Section 3.8 Absence of Certain Changes or Events. Since December 31, 1999, except as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Company Material Adverse Effect, including, to the extent covered by the definition of such term set forth in Section 3.1 hereof, any adverse effect on the Company's investment in BHC or BHC's investment in UTV, and
(b) since December 31, 1999 to the date of this Agreement, (i) each of the Company and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any material change by the Company or any of its subsidiaries in its material accounting policies, practices and procedures,
(B) any entry by the Company or any of its subsidiaries into any commitment or transaction material to the Company and its subsidiaries taken as a whole other than in the ordinary course of business consistent with past practice, (C) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or the Company or regular cash dividends on the Convertible Preferred Stock or Prior Preferred Stock or the UTV regular annual cash dividend paid in April 2000 or the BHC special dividend which was paid in January 2000), (D) any increase in the compensation payable or to become payable to any corporate officers or heads of divisions of the Company or any of its subsidiaries, except in the ordinary course of business consistent with past practice, or (E) any action, event, occurrence or transaction that would have been prohibited by Section 5.1 hereof if this Agreement had been in effect since December 31, 1999.

            Section 3.9 Absence of Litigation. Except as disclosed in
Section 3.9 of the Company Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any property or asset of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Authority, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect. None of the Company, any of its subsidiaries nor any property or asset of the Company or any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award imposed by any court, arbitration or Governmental Authority, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

            Section 3.10 Employee Benefit Plans.

            (a) Section 3.10(a) of the Company Disclosure Schedule lists each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans")), maintained, contributed or required to be contributed to by the Company or any of its subsidiaries, or with respect to which the Company or any of its subsidiaries could incur liability under Section 4069 of ERISA (the "Company Benefit Plans"). No Company Benefit Plan has ever been or is currently subject to or governed by the Laws of any jurisdiction other than the United States or any State or Commonwealth of the United States. The Company has provided to Buyer a true and correct copy of each of the following documents, including any amendments thereto, with respect to each Company Benefit Plan, other than Multiemployer Plans: (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) all plan documents for such Company Benefit Plan, (iii) each trust agreement, insurance contract or other funding vehicle relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under
Section 401(a) of the Code or voluntary employees' benefit association ("VEBA") qualified under Section 501(c)(9) of the Code. Except as specifically provided in the foregoing documents delivered to Buyer or except as otherwise contemplated by this Agreement or except as disclosed in Section 3.10(a) of the Company Disclosure Schedule, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan. The Company will, promptly following the date of this Agreement, request a copy of each Company Benefit Plan that is a multiemployer plan within the meaning of Section 3(37) of ERISA from the trustees of such multiemployer plan and the Company shall deliver such copy of the plan to Buyer promptly upon its receipt thereof.

            (b) Each Company Benefit Plan has been administered in accordance with its terms and the terms of any applicable collective bargaining or other labor union contract or agreement, and in compliance with applicable laws. The Company and its subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Company Benefit Plans, except for any defaults or violations which would not, individually or in the aggregate, have a Company Material Adverse Effect. With respect to the Company Benefit Plans, no event has occurred and no condition or set of circumstances exists, in connection with which the Company or any of its subsidiaries is subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law except as would not, individually or in the aggregate, have a Company Material Adverse Effect. No Company Benefit Plan (other than a Multiemployer Plan) is under audit or investigation by any Governmental Authority nor has the Company or any subsidiary been notified of any audit or investigation. Neither the Company nor any member of the same "controlled group" (as defined in Section 414(b), (e), (m) or (o) of the Code or Section 4001 of ERISA) as the Company or any of its subsidiaries (collectively, the "ERISA Affiliates") has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan (within the meaning of Section 4001(a)(3) and 4063, respectively, of the Code), and no fact or event exists which is reasonably likely to give rise to any such liability, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (c) The Company has made available to Buyer: (i) copies of all employment agreements with executive officers of the Company and its subsidiaries; (ii) copies of all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its or its subsidiaries' employees; and (iii) copies of all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its or its subsidiaries' employees which contain change in control provisions. Except as disclosed in Section 3.10(c) or Section 6.12(e) of the Company Disclosure Schedule, or except as otherwise contemplated by this Agreement neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of the Company or any of its subsidiaries from the Company or any of its affiliates under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any material benefits, (iv) result in a restriction on Buyer's ability to amend, modify or terminate any plan, (v) trigger a requirement for funding or the acceleration of funding of any material benefits, (vi) commence a period during which a subsequent termination of employment by an employee of the Company will entitle such employee to benefits in excess of what would otherwise have been required in the absence of the transactions contemplated hereby or (vii) result in a reportable event within the meaning of Section 4043(c) of ERISA for which a notice requirement has not been waived. Except as contemplated hereby, or as otherwise disclosed in Sections 3.10(c) or 6.12(e) of the Company Disclosure Schedule, the Company has taken no action with respect to the Company Options that would result in any acceleration of vesting of the Company Options in connection with the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby or otherwise. Without limiting the generality of the foregoing, except as set forth in Section 3.10(c) or Section 6.12(e) of the Company Disclosure Schedule, no amount paid or payable by the Company to any employee of the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

            (d) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Company Benefit Plan is so qualified and each trust established in connection with any Company Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS which is reasonably likely to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust. Each Company Benefit Plan that is a VEBA meets the requirements of Section 501(c)(9) of the Code.

            (e) Except as set forth in Section 3.10(e) of the Company Disclosure Schedule, the Company and its subsidiaries have no liability for life, health, medical or other welfare benefits to former officers, directors or employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or
Part 6 of Title I of ERISA.

            (f) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, or to Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Company Benefit Plans which could reasonably be expected to result in any liability of the Company or any of the ERISA Affiliates to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan.

            (g) The Company has taken reasonable steps to ensure that each individual classified by the Company or any subsidiary as an independent contractor has been properly classified as such.

            Section 3.11 Labor Matters. There is no labor dispute, strike, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employee of the Company or any of its subsidiaries, except where such dispute, strike, work stoppage or lockout individually or in the aggregate would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining or other labor union contract applicable to any employees of the Company or any of its subsidiaries and there are no grievances or complaints outstanding or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any such contract except for any breaches or failures to comply that, individually or in the aggregate, would not have a Company Material Adverse Effect.

            Section 3.12 Environmental Matters.

            (a) Notwithstanding clause (iii) of the introductory paragraph to Article III hereof, the Company represents and warrants to Buyer that prior to the date of this Agreement none of the persons set forth on
Section 3.12(a) of the Company Disclosure Schedule have knowingly made to Buyer any materially false statements with respect to any material fact relating to Excluded Matters; provided, however, that the foregoing representation shall not apply to any opinions, estimates, predictions, projections, valuations or matters of judgment (collectively, "Opinions") made with respect to Excluded Matters, except to the extent any such Opinion was made by such specified persons with the willful intent to deceive Buyer.

            (b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

                  (A) the Company and its subsidiaries (i) are in
            compliance with all, and, to the Company's knowledge, are not subject to any asserted liability or liability (including liability with respect to current or former subsidiaries or operations), in each case with respect to any Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

                  (B) neither the Company nor any Company subsidiary has
            received any written notice, demand, letter, claim or request for information alleging that the Company or any of its subsidiaries or, to the Company's knowledge as of the date of this Agreement, any of their predecessors in interest, is or may be in violation of, or liable under, any Environmental Law;

                  (C) (i) neither the Company nor any of its subsidiaries
            has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, and (ii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company as of the date of this Agreement, any of their predecessors in interest, is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee or is the subject of a claim for personal injury or property damage for any liability under any Environmental Law or relating to any Hazardous Materials; and

                  (D) none of the real property owned or leased by the
            Company or any of its subsidiaries or, to the knowledge of the Company as of the date of this Agreement, any of their predecessors in interest, is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup. For purposes of this Agreement:

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

            "Environmental Laws" means any applicable federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or to the siting, construction, operation, closure and post-closure care of waste disposal, handling and transfer facilities.

            "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any Environmental Law.

            "Hazardous Materials" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls and (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

            Section 3.13 Trademarks, Patents and Copyrights.

            (a) Except as would not have a Company Material Adverse Effect,
(i) the Company and its subsidiaries own, or possess necessary or required licenses, to be used in each case in the manner currently used, or other necessary or required rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, domain names, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, know-how and other proprietary rights and information (the "Intellectual Property Rights") used in connection with the business of the Company and its subsidiaries as currently conducted (the "Company Intellectual Property Rights"), and (ii) neither the Company nor any of its subsidiaries has received any written charge, complaint, claim, demand or notice challenging the validity of any of the Company Intellectual Property Rights.

            (b) To the Company's knowledge, none of the Company or any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that the Company or any of its subsidiaries must license or refrain from using any Company Intellectual Property Rights or other proprietary information of any other person) that has not been settled or otherwise fully resolved, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect. To the Company's knowledge, no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Company Intellectual Property Rights, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect.

            Section 3.14 Taxes.

            (a) For purposes of this Agreement, (i) "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges; and liability for the payment of any of the foregoing as a result of (x) being a member of an affiliated, consolidated, combined or unitary group, (y) being party to any tax sharing agreement and (z) any express or implied obligation to indemnify any other person with respect to the payment of any of the foregoing; and (ii) "Tax Returns" means returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

            (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule and except as would not, individually or in the aggregate, have a Company Material Adverse Effect (unless stated otherwise below): (i) each of the Company and each of its subsidiaries has timely filed all U.S. Federal, state, local and non-U.S. Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete, and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than such payments as are being contested in good faith by appropriate proceedings; (ii) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting in writing or, to the knowledge of the Company or its subsidiaries after due inquiry, threatening in writing to assert against the Company or any of its subsidiaries any deficiency or claim with respect to Taxes of the Company or any of its subsidiaries; (iii) no waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax has been granted by the Company or any of its subsidiaries without regard to whether such waiver or extension could have a Company Material Adverse Effect in connection with Federal, New York State and California Taxes; (iv) the accruals and reserves for Taxes reflected in the Company's audited consolidated balance sheet as of December 31, 1999 (and the notes thereto) (the "1999 Balance Sheet") and the most recent quarterly financial statements (and the notes thereto) are adequate to cover all Taxes accruable through the date thereof in accordance with generally accepted accounting principles; (v) no election under Section 341(f) of the Code has been made by the Company or any of its subsidiaries; (vi) the Company and each of its subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected; (vii) there are no liens for Taxes upon the assets of the Company or any of its subsidiaries, other than liens for Taxes that are being contested in good faith by appropriate proceedings or are not yet due, (viii) neither the Company nor any of its subsidiaries have constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement; (ix) the Federal income Tax Returns for the Company and each of its subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of Federal income Taxes for such periods have expired) for all years through 1995; (x) the Company and its subsidiaries have given or otherwise made available to Buyer correct and complete copies of (A) all Federal income Tax Returns of the Company, BHC and UTV filed for periods ending after December 31, 1993 and (B) income Tax returns filed on behalf of UTV of San Francisco, Inc. and affiliates for California and WWOR-TV, Inc. for New Jersey and New York State for tax years 1997 and 1998; (xi) neither the Company nor any of its subsidiaries are a party to any agreement relating to the sharing, allocation, or indemnification of Taxes or any similar contract or arrangement without regard to whether any such agreement could have a Company Material Adverse Effect other than agreements between members of the affiliated group of which the Company is the common parent under Section 1504 of the Code; (xii) neither the Company nor any of its subsidiaries have agreed, or is required to make, any adjustment under Section 481 of the Code; (xiii) the Company and each of its subsidiaries were not, at any time during the period specified in
Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code without regard to whether such status could give rise to a Company Material Adverse Effect; and (xiv) there have been no redemptions by the Company or any of its subsidiaries since March 31, 1998 without regard to whether such redemptions could give rise to a Company Material Adverse Effect.

            Section 3.15Tax Matters. None of the Company or any of its affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the foregoing representation is made only as of the date hereof in the case of the Reverse Merger. The preceding sentence excludes all transactions contemplated by this Agreement.

            Section 3.16 Title to Properties; Assets. Neither the Company nor any of its subsidiaries owns, or has any material interest in, (i) any material assets in Australia or (ii) any television, media or other broadcasting assets in Australia. Except as set forth in Section 3.16 of the Company Disclosure Schedule and, in each case as, individually or in the aggregate, (i) as of the date of this Agreement, would not materially adversely affect the operation of the broadcasting facilities of the Company's subsidiaries' New York, Los Angeles, San Francisco or Minneapolis television stations and (ii) would not have a Company Material Adverse
Effect:

            (a) Each of the Company and its subsidiaries has good, marketable fee simple title to its owned properties and assets or good and valid leasehold interests in all of its leasehold properties and assets together with full legal and practical access to all of its properties except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business. All such properties and assets, other than properties and assets in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens.

            (b) Each of the Company and its subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all deeds in respect of property which it owns, and all such leases and deeds are in full force and effect. Section 3.16(b) of the Company Disclosure Schedule sets forth a description of (i) each lease to which it is a party relating to its television broadcasting, (ii) all other leases to which it is a party in which the annual rental payments exceed $250,000 or which contemplate aggregate payments in excess of $500,000 and
(iii) each deed under which it is the owner; and a copy of each such lease or deed, as applicable, has previously been provided to Buyer. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases. There are no facts that would prevent Buyer or any of its subsidiaries from using or occupying all of the leased and owned property referred to in clauses (i), (ii) and (iii) above, after the Effective Time, in the same manner such leased and owned property is used or occupied by the Company or its subsidiaries immediately prior to the Effective Time.

            (c) The assets of the Company and each of its subsidiaries constitute all of the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in, the conduct of the business as it is now being conducted and contemplated to be conducted by the Company and its subsidiaries. At all times since December 31, 1999, each of the Company and its subsidiaries has caused such assets to be maintained in accordance with good business practice, and all of such assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

            Section 3.17 Year 2000 Compliance.

            (a) The Company has adopted a plan that it believes will cause Company Systems (as defined below) to be Company Year 2000 Compliant (as defined below) (such plan, as it may be amended, modified or supplemented from time to time being, the "Company Year 2000 Plan") in all material respects. The Company has taken, and between the date of this Agreement and the Effective Time will continue to take, all reasonable steps to implement the Company Year 2000 Plan with respect to the Company Systems.

            (b) For purposes of this Section 3.17, (i) "Company Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company and its subsidiaries, and/or material to or necessary for the Company and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "Company Year 2000 Compliant" means that Company Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and
(B) accurately process date data from, into and between the 20th and 21st centuries and each date during the year 2000.

            Section 3.18 Opinion of Financial Advisors. The Company has received the written opinion of Allen & Company Incorporated (the "Company Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Merger Consideration is fair to the stockholders of the Company from a financial point of view, and the Company will deliver a copy of such opinion to Buyer promptly after the date of this Agreement.

            Section 3.19 Vote Required. At the Stockholders' Meeting, the affirmative vote of a majority of the votes cast by all stockholders entitled to vote at the Stockholders' Meeting (including the holders of the Convertible Preferred Stock) voting together as a single class, and the majority vote of the holders of the Convertible Preferred Stock, voting as a separate class, are the only votes of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement, after giving effect to the redemption of the Prior Preferred Stock required pursuant to Section 5.2 hereof.

            Section 3.20 Brokers. The Company Financial Advisor has entered into a letter of engagement with the Company in connection with the Merger, a copy of which has previously been provided to Buyer. Except as disclosed in Section 3.20 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company other than as provided in a letter of engagement previously provided to Buyer.

            Section 3.21 State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to render inapplicable to the Merger and the transactions contemplated hereby the provisions of Section 203 of Delaware Law. To the knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger.

            Section 3.22 BHC and UTV.

            (a) As of the date of this Agreement, the authorized capital stock of (i) BHC consists of 200,000,000 shares of Class A Common Stock, par value $0.01 per share ("BHC Class A Shares"), 200,000,000 shares of Class B Common Stock, par value $0.01 per share ("BHC Class B Shares"), and 50,000,000 shares of Preferred Stock, par value $0.01 per share ("BHC Preferred Stock"), and (ii) UTV consists of 25,000,000 shares of Common Stock, par value $0.10 per share ("UTV Common Shares"), and 1,000,000 shares of Preferred Stock, par value $1.00 per share ("UTV Preferred Stock"). At the close of business on June 30, 2000, (i) 4,510,823 BHC Class A Shares were issued and outstanding, 18,000,000 BHC Class B Shares were issued and outstanding, no shares of BHC Preferred Stock were issued and outstanding, 9,486,173 UTV Common Shares were issued and outstanding and no shares of UTV Preferred Stock were issued and outstanding; (ii) (A) no shares were held by BHC in its treasury and (B) no shares were held by UTV in its treasury; and (iii) (X) no BHC Class A Shares and no BHC Class B Shares were reserved for issuance upon the exercise of outstanding options to purchase such shares and (Y) 234,570 UTV Common Shares were reserved for issuance upon the exercise of outstanding options to purchase such shares. Since January 31, 2000, no shares of capital stock of BHC or UTV have been issued except pursuant to exercise of options of UTV outstanding as of September 30, 1999 in accordance with the terms thereof. As of the date of this Agreement, except as set forth above, no shares of capital stock or other voting securities of BHC or UTV are issued, reserved for issuance or outstanding. As of the date of this Agreement, except as set forth above or in Section 3.22(a) of the Company Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which BHC or any of its subsidiaries or UTV or any of its subsidiaries is a party or by which any of them is bound obligating BHC or any of its subsidiaries or UTV or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of BHC or any of its subsidiaries or UTV or of any of its subsidiaries or obligating BHC or any of its subsidiaries or UTV or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of capital stock of BHC and UTV are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of BHC, UTV or any of their respective subsidiaries, and no securities or other instruments or obligations of BHC, UTV or any of their respective subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of BHC or UTV having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of BHC or UTV may vote. Except as set forth in Section 3.22(a) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date of this Agreement, there are no outstanding contractual obligations of BHC or any of its subsidiaries or UTV or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of BHC or UTV or (ii) to vote or to dispose of any shares of the capital stock of any of BHC's or UTV's subsidiaries.

            (b) As of the date of this Agreement (i) the Company, directly or indirectly, owns 10,000 BHC Class A Shares, 18,000,000 BHC Class B Shares and no shares of BHC Preferred Stock, and (ii) BHC directly or indirectly, owns 5,509,027 UTV Common Shares.


                                 ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BUYER

            Except as disclosed in its Annual Report on Form 20-F filed with the SEC on October 27, 1999, and the reports on Form 6-K filed with the SEC on November 3, 1999, February 15, 2000 and May 12, 2000, or in a separate disclosure schedule which has been delivered by Buyer to the Company prior to the execution of this Agreement (the "Buyer Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), Buyer hereby represents and warrants to the Company that:

            Section 4.1 Organization and Qualification; Subsidiaries. Each of Buyer and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and, as applicable, in good standing, under the laws of its jurisdiction of incorporation or formation, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Buyer Material Adverse Effect (as defined below). Each of Buyer and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Buyer Material Adverse Effect. The term "Buyer Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, operations, results of operations or financial condition of Buyer and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the industry in which Buyer conducts business, (ii) changes in general economic conditions or securities markets in general or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

            Section 4.2 Charter Documents. Buyer has made available to the Company a complete and correct copy of the constitution, as amended to date, of Buyer. The constitution (or equivalent organizational documents) of Buyer and its subsidiaries are in full force and effect. Except as would not have a Buyer Material Adverse Effect, none of Buyer or its subsidiaries is in violation of any provision of its corporate charter documents (or equivalent organizational documents).

            Section 4.3 Capitalization.

            (a) No shares of capital stock of Buyer are owned by any subsidiary of Buyer. All outstanding shares of capital stock of Buyer are, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Buyer or any of its subsidiaries and no securities or other instruments or obligations of Buyer or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of Buyer, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote. Except as set forth above, there are no contracts of any kind to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries is bound obligating Buyer or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Buyer or any of its subsidiaries or obligating Buyer or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. There are not any outstanding contractual obligations of Buyer or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Buyer or any of its subsidiaries or (ii) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries. To the knowledge of Buyer as of the date of this Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of Buyer or any of its subsidiaries.

            (b) All shares of Buyer Preferred Stock underlying the Buyer Shares to be issued in the Merger, when deposited with the Custodian in accordance with Section 1.5(a) hereof and the terms of the Deposit Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens. Upon the due issuance by the Depositary of Buyer Shares evidencing Buyer Preferred Stock against the deposit of Buyer Preferred Stock in accordance with the terms of the Deposit Agreement, the Buyer Shares to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens and persons in whose names the Buyer Shares are registered will be entitled to the rights of registered holders of Buyer Shares specified therein and in the Deposit Agreement, and the Buyer Shares will conform in all material respects to the description of the Buyer Shares set forth in the proxy statement dated July 10, 1997 of Heritage Media Corporation, which proxy statement was incorporated by reference into the Registration Statement on Form F-4 of Buyer. The Deposit Agreement has been duly and validly authorized by all necessary corporate action of Buyer, has been duly and validly executed and delivered by Buyer, and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

            Section 4.4 Authority Relative to Agreement. Buyer and its subsidiaries have all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer and certain of its subsidiaries of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer or any of its subsidiaries are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than any necessary stockholder approval of Buyer (as provided in Section 4.5(b) hereof) or of any publicly owned subsidiaries of Buyer in connection with Section 6.18 hereof, which shall be obtained in accordance with Section 6.2(b) hereof). This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The Newco-FTH Agreement (as hereinafter defined), when executed and delivered by the parties thereto, will have been duly and validly executed and delivered by such parties and, will constitute a legal, valid and binding obligation of such parties, enforceable against such parties in accordance with its terms.

            Section 4.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Buyer and its subsidiaries will not, (i) conflict with or violate the corporate charter documents (or equivalent organizational documents) of (A) Buyer or (B) any of its subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 4.5(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law or the Listing Rules (the "ASX Listing Rules") of the Australian Stock Exchange Limited ("ASX") applicable to Buyer or any of its subsidiaries or by which any property or asset of Buyer or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or, to Buyer's knowledge as of the date of this Agreement, any other, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries or any property or asset of Buyer or any of its subsidiaries is bound or affected, except, in the case of clauses (i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a Buyer Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 4.5(a), the definition of Buyer Material Adverse Effect shall be read so as not to include clause
(iii) of the definition thereof.

            (b) The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer and the consummation of the Merger and the other transactions contemplated hereby by Buyer and its subsidiaries will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the HSR Act, such filings and approvals as may be required under the Communications Act, filing and recordation of appropriate merger documents as required by Delaware Law, the rules of the NYSE filings and recordings of appropriate documents with, and announcements to, the Australian Securities and Investment Commission and the ASX, and a waiver from the ASX (or, if not obtained, the approval of Buyer's shareholders at a special meeting of Buyer shareholders (the "Buyer Shareholder Approval")) with respect to Listing Rule 10.1 of the ASX Listing Rules (the "ASX Waiver") and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Buyer Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 4.5(b), the definition of Buyer Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

            Section 4.6 Permits and Licenses. Buyer or its subsidiaries have (i) operated the television stations and associated facilities for which Buyer or any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by Buyer or its subsidiaries (the "Buyer Licensed Facilities"), in compliance with the terms of the permits issued by the FCC to Buyer or its subsidiaries ("Buyer FCC Licenses"), and in compliance with the Communications Act, and (ii) timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Buyer Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, in each case except as would not have a Buyer Material Adverse Effect. As of the date hereof, to Buyer's knowledge, there is not pending or threatened before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against Buyer or any of its subsidiaries, relating to any of the Buyer Licensed Facilities or FCC regulated services conducted by Buyer or its subsidiaries that, if adversely decided, would have a Buyer Material Adverse Effect.

            Section 4.7 Buyer SEC/ASX Reports. Buyer has filed with the SEC and ASX all forms, reports, schedules, statements and other documents required to be filed with the SEC and ASX by Buyer since January 1, 1997 (together with all information incorporated therein by reference, the "Buyer Reports"). As of their respective dates, the Buyer Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act or the ASX Listing Rules, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer Reports, and none of the Buyer Reports at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of Buyer included in the Buyer Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or the ASX with respect thereto, have been prepared in accordance with Australian generally accepted accounting principles with appropriate reconciliation to GAAP as required by SEC rules (except, in the case of unaudited statements, as permitted by forms or rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Buyer and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

            Section 4.8 Absence of Certain Changes or Events.

            (a) Since December 31, 1999, except as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Buyer Material Adverse Effect, and
(b) since December 31, 1999 to the date of this Agreement, each of Buyer and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice.

            Section 4.9 Tax Matters. None of Buyer or any of its affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the foregoing representation is made only as the date hereof in the case of the Reverse Merger. The preceding sentence excludes all transactions contemplated by this Agreement.

            Section 4.10 Brokers. No broker, finder or investment banker (other than Donaldson, Lufkin & Jenrette, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Buyer or any subsidiary of Buyer.

            Section 4.11 Interim Operations of Acquisition Sub. In the case of the Reverse Merger, Acquisition Sub will be a newly formed indirect subsidiary of Buyer, or a newly formed subsidiary of the Company, will be a Delaware corporation and, when formed, will have been formed solely for the purpose of engaging in the transactions contemplated hereby and the Subsidiary Mergers, as applicable, and will have engaged in no business other than in connection with such transactions and the transactions contemplated by this Agreement. In the case of the Forward Merger, Acquisition Sub will be News Publishing Australia Limited, a Delaware corporation, of which Buyer directly owns and will continue to own at least 80% of the total combined voting power of all classes of stock entitled to vote and 80% of the total number of shares of each other class of stock of such corporation.


                                 ARTICLE V

                   CONDUCT OF BUSINESS PENDING THE MERGER

            Section 5.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except (x) as expressly contemplated by this Agreement (including, without limitation, as set forth in Section 5.1 of the Company Disclosure Schedule or as set forth as an exception or qualification to paragraphs (a) through (n) of this Section 5.1), (y) as expressly authorized pursuant to a Subsidiary Merger Agreement, and (z) as Buyer shall otherwise agree in advance in writing, the business of the Company and its subsidiaries shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and its subsidiaries shall use their reasonable best efforts to preserve substantially intact the Company's business organization, to keep available the services of the current officers, employees and consultants of the Company and its subsidiaries (provided that the foregoing covenant to use reasonable best efforts shall not require or permit the Company to offer retention bonuses or other non-ordinary course compensation to such individuals without Buyer's written consent) and to preserve the current relationships of the Company and its subsidiaries with customers, distributors, dealers, suppliers and other persons with which the Company and its subsidiaries have significant business relations. By way of amplification and not limitation, between the date of this Agreement and the Effective Time, the Company will not do, and, subject to the fiduciary duties to BHC and UTV, as the case may be, of the Company, and, in the case of UTV, of BHC, and in either case, the members of the Boards of Directors of BHC and UTV, shall not permit any of its subsidiaries to do, directly or indirectly, any of the following except in compliance with the exceptions listed above:

            (a) amend or otherwise change the Restated Certificate of Incorporation or By-laws of the Company or, in any material respect, that of any of its subsidiaries;

            (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of,
(i) any shares of its or its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock or any other ownership interest (including any phantom interest), of the Company or any of its subsidiaries (except for the issuance of shares issuable pursuant to any Company Options outstanding as of the date hereof), (ii) any assets except for sales of marketable securities and investment assets for their fair value and except for sales of other assets in the ordinary course of business consistent with past practice not in excess of $500,000 in the aggregate;

            (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company's or any of its subsidiaries' capital stock (other than regular cash dividends in respect of the Company's Convertible Preferred Stock or the Prior Preferred Stock or cash dividends payable by any wholly owned subsidiary (or by BHC or UTV (if permitted under the BHC Merger Agreement or the UTV Merger Agreement)) with respect to ordinary course dividends, including dividends designated as special dividends, in a manner consistent with past practice);

            (d) in the case of the Company, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            (e) (i) except in connection with acquisitions or investments which are made in the ordinary cause of business consistent with past practice not in excess of $10,000,000 individually or $25,000,000 in the aggregate and which the Buyer has not reasonably objected to as presenting any meaningful risk of resulting in the FCC Consent (with no Adverse Condition) not being obtained or delayed for more than an immaterial period of time and except with respect to the reinvestment of marketable securities or investment assets, and the investment of cash generated by the operations of the Company and its subsidiaries in marketable securities, in each case in the ordinary course of business consistent with past practice (A) acquire (including by merger, consolidation, or acquisition of stock or assets), or otherwise make any investment in, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets, or acquire any interest in any broadcast radio or television station, daily English-language newspaper or cable television system, as defined at Note
2 to 47 C.F.R. Section 73.3555; or (B) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, agree to amend or otherwise modify in any manner any agreement or instrument pursuant to which the Company has incurred indebtedness, or make any loans or advances, except in the ordinary course of business and consistent with past practice, except the refinancing of existing indebtedness, borrowings under commercial paper programs in the ordinary course of business or borrowings under existing bank lines of credit in the ordinary course of business, (ii) enter into any material contract, agreement or transaction, other than (X) in the ordinary course of business, and (Y) which would not be reasonably likely to prevent or materially delay the consummation of the Merger, (iii) authorize any capital expenditures which are, in the aggregate, in excess of 110% of the amounts currently budgeted for fiscal year 2000, and with respect to fiscal year 2001, in excess of 120% of the amount budgeted for fiscal year 2000, in each case for the Company and its subsidiaries taken as a whole; provided that any amounts budgeted in respect of DTV may be reallocated between the two years or (iv) enter into or amend any contract, agreement, commitment or arrangement which would require the Company to take any action prohibited by this subsection (e);

            (f) except as set forth in Section 6.12 hereof or as required by Law or by the terms of any collective bargaining agreement or other labor union contract or other agreement currently in effect between the Company or any subsidiary of the Company and any executive officer or employee thereof (provided, however, that except as contemplated hereby no actions shall be taken with respect to the acceleration of vesting or cashing-out of Company Options in connection with the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby or otherwise), increase the compensation payable or to become payable to its executive officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or executive officer or employee of it or any of its subsidiaries, or establish, adopt, enter into or amend in any respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee, provided that this clause shall not prevent the Company or any of its subsidiaries from (i) making severance payments to the extent contractually obligated under contractual arrangements currently existing at the Company or such subsidiary and previously disclosed to Buyer, (ii) increasing compensation in accordance with the provisions of agreements with executive officers or employees in accordance with the terms of such agreements in effect on the date of this Agreement, provided that if any such agreement does not specify the amount of such increase, no such increase shall (A) fail to be in the ordinary course of business and in accordance with the past practices of the Company and (B) exceed 10 percent of the compensation of such executive officer or employee in effect on the date of this Agreement, or (iii) increasing compensation for employees who are not parties to agreements relating to compensation, provided that each such increase (A) is in the ordinary course of business, and in accordance with the past practices of the Company and (B) does not exceed, with respect to any employee, 10 percent of the compensation of such employee on the date of this Agreement; or (iv) taking any actions necessary and appropriate to effectuate the provisions of Section 6.12(e) of the Company Disclosure Schedule;

            (g) change (except as required by the SEC or changes in GAAP which become effective after the date of this Agreement) any accounting methods, policies, practices or procedures;

            (h) enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which if in existence and known to the Company prior to the date of this Agreement would have resulted in a breach of Section 3.5 hereof;

            (i) settle or compromise any material arbitration, action, suit, investigation or proceeding (other than those related to Tax matters, which shall be governed exclusively by the provisions of Section 5.4 hereof), other than any such matter which, if settled or compromised, would not be materially detrimental to the Company and its subsidiaries taken as a whole; provided, however that the Company shall not in any event settle any arbitration action, suit, investigation or proceeding arising out of this Agreement or the matters contemplated hereby without Buyer's consent (other than those related to Tax matters, which shall be governed exclusively by the provisions of Section 5.4 hereof);

            (j) settle or discharge any material liability of a type not covered in subsection (i) above, other than in accordance with its terms or on terms no less favorable to the Company and its subsidiaries;

            (k) amend or waive any right under or enter into any agreement with any affiliate of the Company (other than its wholly owned subsidiaries or BHC or UTV in the ordinary course of business consistent with past practice) or with any stockholder of the Company or any of its subsidiaries or any affiliate of any such stockholder;

            (l) enter into, amend in any material respect or terminate any network affiliation agreement, retransmission consent agreement or, except in the case of agreements terminable without cost or penalty by the Company prior to the Closing or by Buyer within 30 days thereafter, any agreement licensing or creating any obligations with respect to the use of the digital data stream of any DTV Station;

            (m) enter into, amend or terminate any film or program license or syndication agreement (each a "Program Agreement") involving aggregate payments of more than (i) $2,500,000 in the aggregate on a per Program Agreement, per station basis, (ii) $5,000,000 in the aggregate on a per station basis, (iii) $500,000 per annum on a per Program Agreement, per station basis and (iv) barter agreements that expire after December 31, 2001; or

            (n) enter into or publicly announce an intention to enter into any contract, agreement, commitment or arrangement to, do any of the foregoing actions set forth in this Section 5.1.

            Section 5.2 Prior Preferred Stock. The Company shall (i) take all actions required pursuant to the Restated Certificate of Incorporation to cause a notice (as defined in paragraph III.A(2) of Article Fourth of the Restated Certificate of Incorporation) of redemption to be mailed to the holders of the Prior Preferred Stock not less than 30 days prior to the date fixed for redemption which date shall be set by the Company to be no fewer than five (5) or greater than ten (10) days prior to the date set by the Company pursuant to Section 6.2 hereof for the Stockholders' Meeting and (ii) prior to the Stockholders' Meeting (a) cause the redemption price (as specified in the Restated Certificate of Incorporation) to be deposited with the redemption depository (as specified in the Restated Certificate of Incorporation) and (b) take all necessary action to effectuate such redemption.

            Section 5.3 FCC Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries: (i) to use its reasonable best efforts to comply with all material requirements of the FCC applicable to the operation of the Company Stations; (ii) promptly to deliver to Buyer copies of any material reports, applications or responses filed with the FCC; (iii) promptly to notify Buyer of any inquiry, investigation or proceeding initiated by the FCC; (iv) not to make or revoke any material election with the FCC; and (v) use its reasonable best efforts to take all actions necessary to complete construction and initiate operation of the DTV Stations by the relevant deadline established by the FCC, as it may be extended, and to consult with Buyer about, and keep Buyer reasonably informed of, the progress of construction of the DTV Stations.

            Section 5.4 Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries to: (i) timely file all Tax Returns ("Post-Signing Returns") required to be filed by it and such Post-Signing Returns shall be prepared in a manner consistent with past practice; (ii) timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) accrue a reserve in its books and records and financial statements in accordance with past practice for all Taxes payable by it for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Buyer of any Federal, California, New Jersey or New York income or franchise tax and any other material suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its subsidiaries in respect of any Tax matter, including (without limitation) Tax liabilities and refund claims, and not settle or compromise any such Tax matter or Action without Buyer's consent, which consent shall not be unreasonably withheld; and (v) not make or revoke any material Tax election or adopt or change a material tax accounting method without Buyer's consent.


                                 ARTICLE VI

                           ADDITIONAL AGREEMENTS

            Section 6.1 Registration Statement; Proxy Statement.

            (a) As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare and shall cause to be filed with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meeting of the Company's stockholders to be held to consider the adoption of this Agreement and the approval of the Merger, (ii) Buyer shall prepare and file with the SEC a registration statement on the appropriate form (together with all amendments thereto, the "Share Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Buyer Shares to be issued to the stockholders of the Company pursuant to the Merger and (iii) Buyer shall prepare and file with the SEC a registration statement on the appropriate form (together with all amendments thereto, the "Option Registration Statement," and together with the Share Registration Statement, the "Registration Statement") in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Buyer Shares to the issued upon exercise of the Substituted Options, it being understood that the Option Registration Statement shall be considered filed as promptly as practicable if it is filed by Buyer within at least two (2) business days following the Effective Time. In addition to the foregoing, Buyer shall make such other appropriate filings and deliveries as may be required by applicable law (including any applicable prospectus delivery requirements thereof). Each of Buyer and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective at such time as they shall agree, and, prior to the effective date of the Registration Statement, Buyer shall use reasonable best efforts to take all or any action required under any applicable Federal or state securities Laws in connection with the issuance of Buyer Shares pursuant to the Merger. If requested by the SEC, each of the Forward Merger and the Reverse Merger shall be submitted to the Company's stockholders at the Stockholders' Meeting (as defined in Section 6.2) as separate proposals. Each of Buyer and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement and Registration Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. Each of Buyer and the Company shall also promptly file, use reasonable best efforts to cause to become effective as promptly as practicable and, if required, mail to the Company's stockholders, any amendment to the Registration Statement or Proxy Statement which may become necessary after the date the Registration Statement is declared effective.

            (b) The Proxy Statement shall include the recommendation of the Board of Directors of the Company to the stockholders of the Company in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that the Board of Directors of the Company may take or disclose to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make any disclosure required under applicable Law and may, prior to the date of its Stockholders' Meeting (as defined in Section 6.2 hereof), withdraw, modify, or change any such recommendation to the extent that the Board of Directors of the Company determines in good faith that such withdrawal, modification or change is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be the Company's regularly engaged outside legal counsel). Unless this Agreement is previously terminated in accordance with Article VIII, the Company shall submit this Agreement to its stockholders at its Stockholders' Meeting even if the Board of Directors of the Company determines at any time after the date hereof that is no longer advisable or recommends that the Company's stockholders reject it.

            (c) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Buyer or the Company without the approval of the other party, which shall not be unreasonably withheld or delayed. Each of Buyer and the Company will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Buyer Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

            (d) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its subsidiaries, or their respective officers or directors, should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Buyer. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

            (e) The information supplied by Buyer for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Buyer or any of its subsidiaries, or their respective officers or directors, should be discovered by Buyer which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Buyer shall promptly inform the Company. All documents that Buyer is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

            Section 6.2 Stockholders' Meetings; Approvals.

            (a) The Company shall, as promptly as practicable following the date of this Agreement, establish a record date (which will be set in accordance with Section 5.2 hereof and as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting"), for the purpose of voting upon the adoption of this Agreement and approval of the Merger, and the Company shall hold the Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall use its reasonable best efforts to cause the Stockholders' Meeting to occur on the same day as the meetings of stockholders are held to consider the Subsidiary Mergers. The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the Merger, and shall take all other action necessary or advisable to secure the vote of its stockholders, required by the NYSE or Delaware Law, as applicable, to obtain such approvals; provided, however, that the Company shall not be obligated to solicit proxies in favor of the adoption of this Agreement at its Stockholders' Meeting (but shall nonetheless remain obligated to submit this Agreement to a vote of its stockholders) to the extent that the Board of Directors of the Company determines in good faith that such failure to solicit proxies is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be such party's regularly engaged outside legal counsel).

            (b) Without limiting the provisions of Section 4.4 hereof, Buyer shall, as promptly as practicable following the date of this Agreement, obtain, and cause its subsidiaries to obtain, all stockholder and other approvals, including the Buyer Shareholder Approval if required, necessary to consummate the Merger and the other transactions contemplated hereby, including, without limitation, entering into and performing the agreements and transactions contemplated by Section 6.18 hereof.

            Section 6.3 Appropriate Action; Consents; Filings.

            (a) Each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated herein and
(ii) make promptly filings with or applications to the FCC with respect to the transactions contemplated herein (the "FCC Application"). The parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated herein and to cause the conditions to the Forward Merger and, if a Restructuring Trigger has occurred, the Reverse Merger, in each case as set forth in Article VII to be satisfied (including using reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, waivers, qualifications and orders of Governmental Authorities as are necessary for the consummation of the transactions contemplated herein), and will do so in a manner designed to obtain such regulatory clearance and the satisfaction of such conditions as expeditiously as reasonably possible; provided, however, that Buyer and FTH shall have the right to make all decisions concerning any divestiture commitments necessary to comply with the FCC's multiple ownership rules set forth at 47 C.F.R. Section 73.3555 as in effect on the date of this Agreement (the "FCC Multiple Ownership Rules"); provided, that Buyer and FTH shall regularly consult with the Company during the processes referred to in this Section 6.3 and consider in good faith the views of the Company with respect thereto; and provided, further, that, in connection with the Merger, Buyer and FTH shall not seek a waiver of Section 73.3555 of the FCC's rules except for a temporary waiver of subsections (b) and (e) thereof for a period not to exceed twelve months from the Closing Date for television divestitures required in order to obtain the FCC Consent (as defined in Section 7.1(e) hereof) and, with respect to subsection (d) thereof in the FCC Application when it is filed, Buyer will (1) maintain that no waiver is required to permit it to own a newspaper and two television stations in the New York market, and (2) request in the alternative, if that position is rejected or a permanent waiver is not issued by the FCC, a temporary waiver to hold the two television stations and newspaper for a period not to extend beyond the date which is the later of (A) twelve months from the Closing Date and (B) the conclusion of any then pending FCC rule making proceeding regarding 47 CFR Section 73.3555(d); provided that the foregoing sentence shall be subject to the provisions of subsection (b) below. Failure to obtain any of the waivers set forth above shall not limit Buyer's obligations pursuant to subsection (b) below.

            (b) Notwithstanding anything to the contrary in this Agreement other than the following sentence, the Company, Buyer and FTH each agree to take promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast Law that may be validly required by any U.S. federal, state or local antitrust or competition Governmental Authority, or by the FCC or similar Governmental Authority, or by any Australian Law, in each case with competent jurisdiction, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as reasonably possible, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such of its assets or businesses as are required to be divested in order to obtain the FCC Consent (as defined below), or to avoid the entry of, or to effect the dissolution of or vacate or lift, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority (each, an "Order"), that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing,
(i) neither Buyer nor FTH shall be required to divest any of its material assets or accept any material limitation on any of its material businesses other than (x) the divestiture of such broadcast assets (i.e., newspaper and television stations) as it is required to divest or (y) the material limitation on such broadcast assets or Buyer's and FTH's operation thereof as it is required to be subject to, in the case of each of clauses (x) and
(y) in order to comply with the FCC Multiple Ownership Rules or a final Order in an action brought by an antitrust or competition or FCC or similar Governmental Authority, (ii) notwithstanding clause (i), neither the Company, Buyer nor FTH shall be required to divest or to hold separate, or to accept any substantial limitation on the operation of, or to waive any rights material to, the Los Angeles or San Francisco television stations of Buyer or the Company (each of the actions described in clause (i) and (ii) above being an "Adverse Condition"), (iii) neither party shall be required to take any of the foregoing actions if such action is not conditioned on the consummation of the Merger and (iv) without limiting Buyer's obligations set forth herein, the Company shall not agree to any of the foregoing without Buyer's consent and, at Buyer's request, the Company shall agree to any of the foregoing so long as such agreement is conditioned upon consummation of the Merger.

            (c) Each of Buyer, FTH and the Company shall give (or shall cause its respective subsidiaries to give) any notices to third parties, and Buyer, FTH and the Company shall use, and cause each of its subsidiaries to use, its reasonable best efforts to obtain any third party consents not covered by paragraphs (a) and (b) above, necessary, proper or advisable to consummate the Forward Merger or, if a Restructuring Trigger has occurred, the Reverse Merger; provided that neither Buyer nor FTH shall be required to pay, and the Company shall not pay, without Buyer's prior written consent, any material consideration to obtain any such third party consent. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement.

            Section 6.4 Access to Information; Confidentiality.

            (a) From the date hereof to the Effective Time, Buyer will comply with the reasonable requests of the Company to make officers available to respond to the reasonable inquiries of the Company in connection with the transactions contemplated by this Agreement and to make available information regarding Buyer and its subsidiaries as the Company may reasonably request.

            (b) From the date hereof to the Effective Time, to the extent permitted by applicable Law and contracts, the Company will provide to Buyer (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access to all employees, sites, properties, information and documents which Buyer may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company; provided, however, that the Company shall not be required to provide access to any employees, sites, properties, information or documents which would breach any agreement with any third-party or which would constitute a waiver of the attorney-client or other privilege by the Company.

            (c) Except with respect to matters related to the hiring of employees and the solicitation for hiring of employees, which matters shall be governed by the provisions of Section 6.17 hereof, the parties hereto shall comply with, and shall cause their respective Representatives to comply with all of their respective obligations under the Confidentiality Agreement dated September 16, 1999 between Buyer and the Company, as supplemented by the Addendum to the Confidentiality Agreement, dated August 7, 2000 (as so supplemented, the "Confidentiality Agreement"); provided that, following any termination of this Agreement, Section 6.17 hereof shall be of no further force or effect.

            (d) No investigation pursuant to this Section 6.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

            Section 6.5 No Solicitation of Competing Transactions.

            (a) The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other agent or representative of the Company to take any such action, and the Company shall notify Buyer as promptly as practicable of all of the relevant material details relating to all inquiries and proposals which the Company or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative may receive relating to any of such matters, provided, however, that prior to the adoption of this Agreement and the approval of the Merger by the stockholders of the Company, nothing contained in this Section 6.5 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes an unsolicited proposal that the Board of Directors of the Company determines in good faith, after consultation with the Company's financial advisors and independent legal counsel, can be reasonably expected to result in a Superior Proposal; provided that prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company (1) provides notice to Buyer to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person and provides, in any such notice to Buyer in reasonable detail the identity of the Person making such proposal and the material terms and conditions of such proposal, and (2) has received from such person or entity an executed confidentiality agreement or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or making any disclosure required under applicable Law.

            (b) For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company: (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction other than transactions specifically permitted pursuant to Section 5.1 of this Agreement; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Company in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for the Company's securities or the filing of a registration statement under the Securities Act in connection with any such exchange offer; in the case of clauses (i),
(ii) or (iii) above, which transaction would result in a third party (or its stockholders) acquiring more than 25% of the voting power of the capital stock then outstanding or more than 25% of the assets of the Company and its subsidiaries, taken as a whole; or (iv) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter.

            For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party which would result in such party (or in the case of a parent-to-parent merger, its stockholders) acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, share purchase, asset purchase, recapitalization, liquidation, dissolution, joint venture or similar transaction, more than 50% of the voting power of the capital stock then outstanding or all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, for consideration which the Board of Directors of the Company determines in its good faith judgment, after consultation with independent legal counsel and its financial advisors, to be more favorable to the Company's stockholders than the Merger.

            Section 6.6 Directors' and Officers' Indemnification and
Insurance.

            (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Restated Certificate of Incorporation and By-laws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were officers, directors or employees of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

            (b) The Surviving Corporation shall maintain (or cause to be maintained) in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.6 more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance; and provided further that if the annual premiums exceed such amount, Buyer shall be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

            (c) In addition to the other rights provided for in this
Section 6.6 and not in limitation thereof (but without in any way limiting or modifying the obligations of any insurance carrier contemplated by
Section 6.6(b)), from and after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, to the fullest extent permitted by applicable Law (the "Indemnifying Party"), (i) indemnify and hold harmless (and release from any liability to Buyer or the Surviving Corporation or any of their respective subsidiaries), the individuals who, on or prior to the Effective Time, were officers, directors or employees of the Company or served on behalf of the Company as an officer, director or employee of any of the Company's current or former subsidiaries or affiliates (including, without limitation, those affiliates listed in Section 6.6(c) of the Company Disclosure Schedule (collectively, "Covered Affiliates") or any of their predecessors in all of their capacities (including as stockholder, controlling or otherwise) and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors or employees (the "Indemnitees") against all Expenses (as defined hereinafter), losses, claims, damages, judgments or amounts paid in settlement ("Costs") in respect of any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, based on, or arising out of or relating to the fact that such person is or was a director, officer, employee or stockholder (controlling or otherwise) of the Company or any of its current or former subsidiaries or Covered Affiliates or any of their predecessors arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) (an "Indemnifiable Claim"; except for acts or omissions which involve conduct known to such Person at the time to constitute a material violation of Law); provided that the Surviving Corporation and Buyer shall not be responsible for any amounts paid in settlement of any Indemnifiable Claim without the consent of Buyer and the Surviving Corporation; and (ii) advance to such Indemnitees all Expenses incurred in connection with any Indemnifiable Claim (including in circumstances where the Indemnifying Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor; provided that the person to whom Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from Buyer or the Surviving Corporation. Any Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied. Except as otherwise may be provided pursuant to any Indemnity Agreement, the Indemnitees as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees; provided that any law firm or firms so retained shall be reasonably acceptable to Buyer. The Indemnifying Party shall be entitled to assume and control the defense of any potential Indemnifiable Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of its receipt of notice from the Indemnified Party that a potential Indemnifiable Claim has been made and so long as it unconditionally agrees in writing (x) to indemnify fully and indefinitely, subject only to limitations required by applicable Law, and (y) not to seek repayment of any Expenses advanced (unless such repayment would otherwise be available pursuant to clause (ii) of the first sentence of this Section 6.6(c) solely because such matter was excluded from the definition of Indemnifiable Claim pursuant to the exception contained in the definition thereof appearing immediately prior to the initial proviso in this subsection) from, the Indemnitees in respect of such potential Indemnifiable Claim, and acknowledges in writing its obligation to do so under this Section; provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Indemnifiable Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Indemnifiable Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Indemnifiable Claim may be settled by any Indemnified Party without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed. For the purposes of this Section 6.6, "Expenses" shall include reasonable attorneys' fees and all other reasonable costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim, but shall exclude damages, losses, claims, judgments and amounts paid in settlement. The term "Indemnitees" shall exclude persons who both (x) were serving as officers or directors or employees of the Covered Affiliates listed on Section 6.6(c) of the Company Disclosure Schedule at the request of an entity other than the Company or one of its current or former subsidiaries, or any predecessor thereto, and (y) are not otherwise an Indemnitee.

            (d) Notwithstanding anything contained in Section 9.1 hereof to the contrary, this Section 6.6 shall survive the consummation of the Merger indefinitely, is intended to benefit each Indemnitee, shall be binding, jointly and severally, on all successors and assigns of Buyer, the Surviving Corporation and its subsidiaries, and shall be enforceable by the Indemnitees and their successors. In the event that Buyer or the Surviving Corporation or any of its subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, the successors and assigns of Buyer or the Surviving Corporation or its subsidiary, as the case may be, shall expressly assume and be bound by the indemnification obligations set forth in this Section 6.6.

            (e) The obligations of the Surviving Corporation, its subsidiaries and Buyer under this Section 6.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.6 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6).

            Section 6.7 Notification of Certain Matters. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (i) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied or (z) the Forward Merger not to be consummated and (ii) any failure of the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            Section 6.8 Tax Matters. Buyer and the Company shall make reasonable best efforts to obtain the IRS Ruling, the tax opinions set forth in Sections 7.2(f) and 7.3(c) hereof, and the FCC Consent, including taking any reasonable actions requested by the IRS or the FCC in connection with obtaining the IRS Ruling and the FCC Consent and cooperating in preparing and submitting any filings and documents to the IRS and the FCC in a prompt manner. In the case of the Forward Merger (a) the Agreement is intended to constitute a "plan of reorganization" within the meaning of
Section 1.368-2(g) of the income tax regulations promulgated under the Code; (b) neither the Company nor Buyer nor their affiliates shall directly or indirectly (without the consent of the other) take any action, that would reasonably be expected to adversely affect the intended tax treatment of the transactions contemplated by this Agreement; (c) officers of Buyer, Acquisition Sub and the Company shall execute and deliver to Squadron, Ellenoff, Plesent & Sheinfeld LLP, tax counsel to Buyer, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, (i) certificates substantially in the form agreed to by the parties as of the date hereof and other appropriate representations at such time or times as may be reasonably requested by such law firms, including contemporaneously with the execution of this Agreement and at the Effective Time, in connection with their respective deliveries of opinions, pursuant to Sections 7.2(f) and 7.3(c) hereof, with respect to the tax treatment of the Merger and (ii) representations required by the U.S. Internal Revenue Service in order to issue the IRS Ruling; and (d) none of the Buyer, Acquisition Sub or the Company shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of such certificates and representations.

            Section 6.9 Stock Exchange Listing. Buyer and the Company shall
(a) as promptly as reasonably practicable prepare and submit to the NYSE applications covering the Buyer Shares to be issued in the Merger and the Buyer Shares underlying the Company Options outstanding immediately prior to the Effective Time, and shall use their reasonable best efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, (b) within two business days after the Effective Time, prepare and submit to the ASX, pursuant to the applicable listing rules of the ASX, applications covering the Buyer Preferred Stock underlying the Buyer Shares issued pursuant to the Merger and cause such securities to be approved for quotation by the ASX, and (c) promptly seek the ASX Waiver or, if the ASX Waiver is not granted, as soon as possible thereafter call a special meeting of shareholders to obtain the Buyer Shareholder Approval and take all actions and prepare all documents and shareholder materials required in connection therewith.

            Section 6.10 Public Announcements. Buyer and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or any listing rules of, or listing agreement or arrangement with, a national securities exchange or the ASX to which Buyer or the Company is a party. The parties have agreed on the text of a joint press release by which Buyer and the Company will announce the execution of this Agreement.

            Section 6.11 Affiliates of the Company. The Company represents and warrants to Buyer that prior to the date of the Stockholders' Meeting the Company will deliver to Buyer a letter identifying all persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company, and the Company represents and warrants to Buyer that the Company has advised the persons identified in such letter of the resale restrictions imposed by applicable securities laws. The Company shall use its reasonable best efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Exhibit A. The Company shall use its reasonable best efforts to obtain as soon as practicable from any person who may be deemed to have become an affiliate of the Company after the Company's delivery of the letter referred to above and prior to the Effective Time, a written agreement substantially in the form of Exhibit A.

            Section 6.12 Employee Matters.

            (a) During the one-year period commencing on the Effective Date, Buyer shall provide or shall cause the Surviving Corporation to provide to employees and former employees of the Company and any of its subsidiaries ("Company Employees") employee benefits (including incentive opportunities but excluding benefits under equity-based plans) that are either (i) in the aggregate, substantially comparable to the benefits being provided to Company Employees as of the date of this Agreement under the Company Benefit Plans or (ii) substantially similar to those being provided to similarly situated employees of the Buyer (other than for former employees of the Company).

            (b) Without limiting the generality of paragraph (a) of this
Section 6.12, if the Effective Time occurs prior to December 31, 2000, (1) each Company Employee who either (a) is a participant in the Company's 2000 Management Incentive Compensation Plan or (b) received an annual bonus in respect of 1999 and is eligible to receive an annual bonus for the year 2000 and who, in either case, is employed by the Company immediately prior to the Effective Time, shall be entitled to receive, in lieu of any other bonus to which the participant may otherwise be entitled under such plan, or for the period from January 1, 2000 through the Effective Time, as the case may be, a prorated bonus (the "Pro-Rata Bonus"), determined by multiplying (i) the participant's annual bonus in respect of 1999 by (ii) a fraction, the numerator of which is equal to the number of days in calendar year 2000 through and including the Effective Time and the denominator of which is 366 and (2) each such Company Employee (other than any person who is a party to an Employment Agreement (as defined in Section 6.12(e) of the Company Disclosure Schedule)) who remains employed with the Company (or its successor) or any affiliate thereof through December 31, 2000, shall be entitled to receive an additional bonus such that, when added to such employee's Pro-Rata Bonus, such employee's aggregate annual bonus in respect of 2000 is not less than such employee's annual bonus in respect of 1999. Such annual bonus with respect of 2000 shall be payable at such time that annual bonuses are normally paid to similarly situated employees of the Company. If the Effective Time occurs during the calendar year 2001, then the process described in (1) of the preceding sentence shall apply in an analogous manner to the Company's 2001 Bonus Plan and to other employees who receive an annual bonus in respect of the year 2000, with the references to the year 2000 therein being deemed to be references to the year 2001 and with references to the year 1999 therein being deemed to be references to the year 2000 and subject to Section 6.12(a), the process for determining the bonus for those who remain employed on and after the Effective Time through December 31, 2001 shall be determined in the discretion of the Buyer.

            (c) Without limiting the generality of paragraph (a) of this
Section 6.12, with respect to each Buyer Plan, each Surviving Corporation plan and such other employee benefit plans as may be maintained for Company Employees from time to time following the Effective Time by Buyer, the Surviving Corporation or any subsidiary of the Surviving Corporation (including, without limitation, plans or policies providing severance benefits and vacation entitlement), and service with the Company and any of its subsidiaries (or a predecessor to the Company's or any of its subsidiaries' business or assets) shall be treated as service with the Buyer, the Surviving Corporation or any of its subsidiaries, as the case may be, to the extent recognized in the comparable plans of the Company for purposes of determining eligibility to participate and vesting but not for purposes of benefit accrual. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. In the event Company Employees are transferred to a new health plan maintained by the Surviving Corporation effective as of a date within the annual plan year for purposes of accumulating annual deductibles, copayments and out-of-pocket maximums, Company Employees shall be given credit for amounts they have paid under a corresponding benefit plan during the new health plan's year in which the Company Employees are transferred for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the benefit plan maintained by Surviving Corporation or any of its subsidiaries. Buyer shall also honor, or cause the Surviving Corporation to honor, all vacation, personal and sick days accrued by the Company Employees under the plans, policies, programs and arrangements of the Company or any of its subsidiaries immediately prior to the Effective Time to the extent reserved against the Company's financial statements.

            (d) Without limiting the generality of paragraph (a) of this
Section 6.12, Surviving Corporation shall, or shall cause its subsidiaries to, honor, in accordance with their terms, and shall, or shall cause its subsidiaries to, make required payments when due under, all Company Benefit Plans maintained or contributed to by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party (including, but not limited to, employment, incentive and severance agreements and arrangements), that are applicable with respect to any Company Employee or any director of the Company or any of its subsidiaries (whether current, former or retired) or their beneficiaries; provided, however, that, subject to the provisions of Section 6.12(e) of the Company Disclosure Schedule, the foregoing shall not preclude the Surviving Corporation or any of its subsidiaries from amending or terminating any Company Benefit Plan in accordance with its terms.

            (e) Buyer and the Surviving Corporation agree to the terms and conditions set forth on Section 6.12(e) of the Company Disclosure Schedule with respect to certain employee benefit matters.

            Section 6.13 Letters of the Company's Accountants. The Company shall use reasonable best efforts to cause to be delivered to Buyer two "comfort" letters in customary form from PricewaterhouseCoopers LLP, the Company's independent public accountants, one dated a date within five business days before the date on which the Registration Statement shall become effective and one dated a date within five business days before the Closing Date, each addressed to Buyer.

            Section 6.14 Letters of Buyer's Accountants. Buyer shall use reasonable best efforts to cause to be delivered to the Company two "comfort" letters in customary form from Arthur Andersen LLP, Buyer's independent public accountants, one dated a date within five business days before the date on which the Registration Statement shall become effective and one dated a date within five business days before the Closing Date, each addressed to the Company.

            Section 6.15 [INTENTIONALLY OMITTED]

            Section 6.16 Other Merger Agreements. Buyer shall comply with its obligations under the BHC Merger Agreement and the UTV Merger Agreement. The Company shall comply with its obligations under the voting and proxy agreement related to the BHC Merger and shall cause BHC to comply with its obligations under the voting and proxy agreement related to the UTV Merger.

            Section 6.17 Employee Solicitation. In addition to, and not in limitation of any restrictions on the parties hereto contained in other documents, the parties hereto agree that during the period from the date hereof to the earlier of the termination of this Agreement or the consummation of the Merger, neither they nor any of their controlled affiliates shall solicit for employment any current senior management level employees or any of the three (3) highest compensated on air talent employees at each station of the other party hereto. This Section 6.17 shall govern in the event of any inconsistency between this Section 6.17 and Section 6.4 hereof.

            Section 6.18 Post-Closing Covenant of Buyer. As of or promptly following the Effective Time, in the case of the Forward Merger Buyer shall cause such assets as Buyer shall determine, but at a minimum shall include the broadcast assets and related liabilities held or previously held by the Company and its subsidiaries, to be transferred to and assumed by one or more direct or indirect subsidiaries of Buyer, and shall cause such assets and liabilities to be ultimately held by, a newly formed subsidiary which is a member of the consolidated group for U.S. federal income tax purposes of News Publishing Australia Limited ("Newco") of Fox Entertainment Group, Inc. ("FEG"). As of or promptly following the Effective Time, Newco and either FTH or a wholly owned subsidiary thereof will enter into the Newco-FTH Agreement (as hereinafter defined). The "Newco-FTH Agreement" shall be an agreement prepared by Buyer and FTH as soon as practicable after the date hereof and in any event no later than August 31, 2000 which
(i) reflects and is consistent with the terms set forth on Exhibit B hereto and (ii) otherwise is as Buyer and FTH shall determine, but which is consistent with the objective of obtaining the FCC Consent (without an Adverse Condition) with respect to the Forward Merger and the IRS Ruling; provided that it shall not contain any provisions as to which the Company reasonably objects by reason of concerns as to the Federal income tax treatment of the Forward Merger or the ability to obtain the FCC Consent (without any Adverse Condition) or the IRS Ruling for the Forward Merger. Buyer and FTH shall comply with this Section 6.18 in a manner deemed appropriate by Buyer and FTH; provided, that Buyer and FTH shall act in a manner that preserves (i) the qualification of the Merger as a reorganization under Section 368(a) of the Code and (ii) the effectiveness and validity of the FCC Consent (as defined below). In the event of the Reverse Merger, as of or promptly following the Effective Time, the broadcast assets and related liabilities held by the Company and its subsidiaries (or the Company and its subsidiaries themselves by way of merger) will be transferred to and assumed by FTH or one or more direct or indirect subsidiaries thereof. The foregoing processes contained in this
Section 6.18 and the actions contemplated hereby shall be deemed to constitute "transactions contemplated by this Agreement" for purposes of Buyer's representations and warranties herein.

            Section 6.19 Form of Merger. In the event that there is a Ruling Failure or an FCC Failure (each, a "Restructuring Trigger"), then the Merger shall be effected as the Reverse Merger and not as the Forward Merger and, in lieu of News Publishing Australia Limited, a newly formed indirect subsidiary of Buyer shall be Acquisition Sub and Buyer shall cause such Acquisition Sub to execute a counterpart signature page to this Agreement and become a party hereto. In the event that following the occurrence of a Restructuring Trigger and prior to the Effective Time, subsequent events occur such that the conditions to effecting the Forward Merger are all satisfied, then the Merger shall occur as if such Triggering Event had never occurred. For purposes of this Agreement, a "Ruling Failure" shall be deemed to have occurred (i) if the IRS Ruling (as defined herein) is not obtained on or prior to the seven month anniversary of the submission of the ruling request to the Internal Revenue Service (unless a responsible officer of the Internal Revenue Service has indicated to representatives of both the Company and Buyer that the IRS Ruling is likely to be issued within the next succeeding three months and such IRS Ruling is so issued within such three month period) in form and substance reasonably satisfactory to each of the parties hereto or (ii) a responsible officer of the Internal Revenue Service has indicated to representatives of both the Company and Buyer prior to the three month anniversary of this Agreement that the IRS Ruling, in form and substance reasonably satisfactory to each of the parties hereto, is not likely to be issued, and such indication shall not have been reversed or withdrawn prior to the five month anniversary of the date of this Agreement or (iii) either Skadden, Arps, Slate, Meagher & Flom LLP or Squadron, Ellenoff, Plesent & Sheinfeld LLP indicates in writing to the Company and Buyer that it will not be able to deliver its respective opinion pursuant to Section 7.3 or Section 7.2, as the case may be. For purposes of this Agreement, an "FCC Failure" shall be deemed to have occurred (i) if the FCC Consent (without an Adverse Condition) is not obtained on or prior to the ten month anniversary of this Agreement (unless a responsible officer of the FCC has indicated to representatives of both the Company and Buyer that the FCC Consent (without an Adverse Condition) will be issued within the next succeeding two months and such FCC Consent is so issued within such two month period) in form and substance reasonably satisfactory to each of the parties hereto or (ii) a responsible officer of the FCC has indicated to representatives of both the Company and Buyer that the FCC Consent, in form and substance reasonably satisfactory to each of the parties hereto, will not be issued and, prior to the three month anniversary of this Agreement, such indication shall not have been reversed or withdrawn; provided that no FCC Failure shall have occurred if a responsible officer of the FCC has indicated (and subsequently not withdrawn or changed such indication) to representatives of both the Company and Buyer that the sole reason or reasons for the FCC Consent (without an Adverse Condition) not having been obtained does not relate in any manner to whether the Merger is the Forward Merger or the Reverse Merger and that there is no material greater likelihood of obtaining the FCC Consent (without an Adverse Condition) with respect to the Reverse Merger than the Forward Merger.

            Section 6.20 Obligations of FTH. In view of the fact that one or more subsidiaries of FTH would become the licensees of the Company Stations under either the Forward Merger or the Reverse Merger and would otherwise benefit from either merger, FTH agrees that it shall take such actions, and shall cause its subsidiaries to take such actions, as may be necessary to accomplish the requirements of FTH under Sections 6.3, 6.18 and 6.19 hereof and any other requirements of this Agreement relating to the effectuation of, or transactions to be accomplished immediately following, the Forward Merger or the Reverse Merger, as the case may be.


                                ARTICLE VII

                          CONDITIONS TO THE MERGER

            Section 7.1 Conditions to the Obligations of Each Party. The obligations of the Company and Buyer to consummate the Merger are subject to the satisfaction or waiver by the Company and Buyer of the following conditions:

            (a) this Agreement shall have been adopted by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote at the Stockholders' Meeting (including the holders of the Convertible Preferred Stock) voting together as a single class, and the majority of the holders of the Convertible Preferred Stock, voting as a separate class;

            (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

            (c) no Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or Order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger;

            (d) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

            (e) the FCC Consent (as defined below) shall have been obtained. "FCC Consent," as used herein, means action by the FCC granting its consent to the assignment or to the transfer of control of the FCC licenses of the Company and its subsidiaries to FTH (or a wholly owned subsidiary of FTH), including transfer of those authorizations, licenses, permits, and other approvals, issued by the FCC, and used in the operation of the Company Stations, pursuant to appropriate applications filed by the parties with the FCC, as contemplated by this Agreement;

            (f) all other authorizations, consents, waivers, orders or approvals for the Merger required to be obtained, and all other filings, notices or declarations required to be made, by Buyer and the Company prior to the consummation of the Merger and the transactions contemplated hereunder, shall have been obtained from, and made with, all required Governmental Authorities, including the ASX Waiver or, if the ASX Waiver is not granted, the Buyer Shareholder Approval, and except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not, individually or in the aggregate, have a Company Material Adverse Effect or Buyer Material Adverse Effect; provided, however, that a party who has failed to fulfill its obligations under Section 6.3 hereof shall not be entitled to deem this
Section 7.1(e) unsatisfied by reason of such non-fulfillment;

            (g) the Buyer Shares issuable to the Company's stockholders in the Merger and to holders of Company Options outstanding immediately prior to the Effective Time shall have been authorized for listing on the NYSE, subject to official notice of issuance; and

            (h) all conditions to all parties' obligations to consummate the Subsidiary Mergers, except completion of the Merger and, in the case of the UTV Merger, completion of the BHC Merger, shall have been satisfied or waived; provided, however, that this condition may not be enforced by a party whose actions or failure to act has prevented the conditions to the consummation of the Subsidiary Mergers from being satisfied; and provided further that this condition may not be enforced by the Company by reason of the failure to obtain the requisite stockholder vote by the stockholders of BHC or UTV, as the case may be, at a duly held stockholders' meeting called for such purpose or at any adjournment or postponement thereof.

            Section 7.2 Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Merger are subject to the satisfaction or waiver by Buyer of the following further conditions:

            (a) each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect;

            (b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect;

            (c) Buyer shall have received from each person named in the letter referred to in Section 6.11 an executed copy of an agreement substantially in the form of Exhibit A hereto;

            (d) Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that Buyer or the Company shall have obtained (i) all material consents, approvals, authorizations, qualifications and orders of all Governmental Authorities legally required for the consummation of the Merger and (ii) all other consents, approvals, authorizations, qualifications and orders of Governmental Authorities or third parties required (other than those set forth in Section 7.2(d) of the Company Disclosure Schedule) for the consummation of the Merger, except, in the case of this clause (ii), for those the failure of which to be obtained individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect or a Buyer Material Adverse Effect; provided, however, that if Buyer has failed to fulfill its obligations under Section 6.3 hereof it shall not be entitled to deem this Section 7.2(d) unsatisfied by reason of such non-fulfillment;

            (e) the redemption of the Prior Preferred Stock shall have been consummated in accordance with Section 5.2;

            (f) In the case of the Forward Merger, Buyer shall have received (i) the opinion of Squadron, Ellenoff, Plesent & Sheinfeld LLP, in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, the IRS Ruling, and certificates obtained from officers of Buyer, Acquisition Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (A) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (B) for U.S. federal income tax purposes, no income, gain or loss will be recognized by Buyer, Acquisition Sub and the Company as a result of the Merger, and (C) for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of Common Stock Equivalents as a result of the Merger except to the extent such holders receive cash as Merger Consideration and (ii) a private letter ruling (the "IRS Ruling") from the IRS, to the effect that the Merger will satisfy the continuity of business enterprise requirement described in Treasury Regulations Section 1.368-1(d). In rendering the opinion described in clause (i) hereof, Squadron, Ellenoff, Plesent & Sheinfeld LLP shall have received and may rely upon the certificates and representations referred to in Section 6.8 hereof; and

            (g)   the FCC Consent shall not contain any Adverse Condition.

            Section 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company of the following further conditions:

            (a) each of the representations and warranties of Buyer contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of Buyer contained in this Agreement that are not qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect;

            (b) Buyer and FTH shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect; and

            (c) In the case of the Forward Merger, the Company shall have received (i) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, the IRS Ruling, and certificates obtained from officers of Buyer, Acquisition Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (A) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (B) for U.S. federal income tax purposes, no income, gain or loss will be recognized by Buyer, Acquisition Sub and the Company as a result of the Merger, and (C) for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of Common Stock Equivalents as a result of the Merger except to the extent such holders receive cash as Merger Consideration and (ii) the IRS Ruling. In rendering the opinion described in clause (i) hereof, Skadden, Arps, Slate, Meagher & Flom LLP shall have received and may rely upon the certificates and representations referred to in Section 6.8 hereof.


                                ARTICLE VIII

                     TERMINATION, AMENDMENT AND WAIVER

            Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption of this Agreement and approval of the Merger, as follows:

            (a) by mutual written consent duly authorized by the Boards of Directors of each of Buyer and the Company;

            (b) by either Buyer or the Company, if the Effective Time shall not have occurred on or before 15 months from the execution of this Agreement (the "Termination Date");

            (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer or FTH set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or (b) cannot be satisfied on or before the Termination Date (a "Terminating Buyer Breach");

            (d) by Buyer, upon breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a) or (b) cannot be satisfied on or before the Termination Date ("Terminating Company Breach");

            (e) by either Buyer or the Company, if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable;

            (f) by Buyer or the Company if the approval of the Merger by the stockholders of the Company required for the consummation of the Merger as set forth in Section 7.1(a) shall not have been obtained by reason of the failure to obtain such required vote at a duly held Stockholders' Meeting or at any adjournment or postponement thereof; or

            (g) by Buyer or the Company if either of the Subsidiary Merger Agreements shall have been terminated; provided, however, that a party shall not have the right to terminate this Agreement pursuant to this
Section 8.1(g) if its actions or failure to act shall have prevented the consummation of either such Subsidiary Merger; and provided further that this condition may not be enforced by the Company by reason of the failure to obtain the requisite stockholder vote by the stockholders of BHC or UTV, as the case may be, at a duly held stockholders' meeting called for such purpose or at any adjournment or postponement thereof.

            Section 8.2 Effect of Termination. Subject to Sections 8.5 and
9.1 hereof, in the event of termination of this Agreement pursuant to
Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Buyer, FTH or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

            Section 8.3 Amendment. This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement and the approval of the Merger by stockholders of the Company, there shall not be any amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

            Section 8.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 8.3, waive compliance with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

            Section 8.5 Expenses. Except as set forth in this Section 8.5, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Buyer each shall pay one-half of all Expenses relating to (i) printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement, (ii) any filing with the FCC or similar authority and (iii) any filing with antitrust authorities; provided, however, that Buyer shall pay all Expenses relating to the Exchange Agent and, provided further, that the Company, BHC and UTV shall not, in the aggregate, pay more than one-half of the Expenses. "Expenses" as used in this Agreement (other than Section 6.6 hereof) shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder and stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations, any filings with the SEC or the FCC and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.


                                 ARTICLE IX

                             GENERAL PROVISIONS

            Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including, without limitation, those contained in Sections 6.4, 6.6, 6.8, 6.10, 6.11, 6.12, 6.18 and 6.20.

            Section 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 9.2):

            if to Buyer or to FTH:

                  The News Corporation Limited
                  1211 Avenue of the Americas
                  New York, New York  10036
                  Telecopier:  212-768-2029
                  Attention:  Arthur M. Siskind, Esq.
                              Senior Executive Vice President and
                                Group General Counsel

            with copies to:

                  Squadron, Ellenoff, Plesent & Sheinfeld LLP
                  551 Fifth Avenue
                  New York, New York  10176
                  Telecopier No.:  (212) 697-6686
                  Attention:  Jeffrey W. Rubin, Esq.

            if to the Company:

                  Chris-Craft Industries, Inc.
                  767 Fifth Avenue
                  New York, New York  10153
                  Telecopier No.:  (212) 759-7653
                  Attention:  General Counsel

            with copies to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York  10036-6522
                  Telecopier No.:  (212) 735-2000
                  Attention:  Lou R. Kling, Esq.
                                  - and -
                              Howard L. Ellin, Esq.

            Section 9.3 Interpretation, Certain Definitions. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also references to its permitted successors and assigns. References to "$" or "dollars" herein shall be deemed to be references to US$.

            For purposes of this Agreement, the term:

            (a) "affiliate," of a specified Person, means a Person who, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person;

            (b) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

            (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

            (d) "Governmental Authority" means any United States (Federal, state or local) or foreign government, or governmental, regulatory, judicial or administrative authority, agency or commission;

            (e) "knowledge" means the actual knowledge of the following officers and employees of the Company and Buyer, without benefit of an independent investigation of any matter, as to (i) the Company: Herbert J. Siegel, John C. Siegel, William D. Siegel, Brian C. Kelly, Evan C Thompson and Joelen K. Merkel and (ii) Buyer: K.R. Murdoch, D.F. DeVoe, A. Siskind, Peter Chernin and Chase Carey; and

            (f) "subsidiary" or "subsidiaries," of any Person, means any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. For purposes of this Agreement, FTH and its subsidiaries shall each be deemed to be a subsidiary of Buyer, of FEG and of all of the entities of which FEG is itself a subsidiary.

            Section 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

            Section 9.5 Entire Agreement; Assignment. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Buyer Disclosure Schedule which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The parties agree to comply with all covenants and agreements set forth on the Company Disclosure Schedule and the Buyer Disclosure Schedule as if such covenants and agreements were fully set forth in this Agreement. This Agreement shall not be assigned by the Company. Buyer shall not assign this Agreement, other than to an affiliate of Buyer; provided that no such assignment shall relieve Buyer of any of its obligations hereunder.

            Section 9.6 Parties in Interest. Except as otherwise provided in this Section 9.6, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement other than Sections 6.6 and 6.11 and as specified in paragraph nine (9) of Section 6.12(e) of the Company Disclosure Schedule (which are intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons), 6.20 and, in the event that the Forward Merger is consummated, Sections 6.8 and 6.18 (which three sections are intended for the benefit of the persons who were the stockholders of the Company immediately preceding the Effective Time).

            Section 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

            Section 9.8 Consent to Jurisdiction.

            (a) Each of Buyer and the Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of Buyer and the Company hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court. Each of Buyer and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each of Buyer and the Company irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party in accordance with Section 9.2. Nothing in this Section 9.8 shall affect the right of any party to serve legal process in any other manner permitted by law.

            Section 9.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            Section 9.10 WAIVER OF JURY TRIAL

            EACH OF BUYER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

            [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



            IN WITNESS WHEREOF, Buyer, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      THE NEWS CORPORATION LIMITED


                                      By: /s/ Arthur M. Siskind
                                         ----------------------------------
                                          Name:  Arthur M. Siskind
                                          Title: Director


                                      NEWS PUBLISHING AUSTRALIA LIMITED


                                      By: /s/ Paula Wardynski
                                         ----------------------------------
                                          Name:  Paula Wardynski
                                          Title: Vice President


                                      FOX TELEVISION HOLDINGS, INC.
                                      (solely as to Section 6.3 and Section
                                      6.20 of this Agreement)


                                      By: /s/  Paula Wardynski
                                         ----------------------------------
                                          Name:  Paula Wardynski
                                          Title: Vice President


                                      CHRIS-CRAFT INDUSTRIES, INC.


                                      By: /s/  Herbert J. Siegel
                                         ----------------------------------
                                          Name:  Herbert J. Siegel
                                          Title: Chairman and President